UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Crdentia Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 19, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Crdentia Corp. to be held at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105, on Tuesday, November 8, 2005 at 9:30 a.m., Pacific Time.  Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented at the Annual Meeting.  Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy in the enclosed postage-prepaid envelope.

If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so.  Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Your Board of Directors recommends that you vote in favor of the four proposals outlined in this Proxy Statement. Please refer to the Proxy Statement for detailed information on each of the proposals.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in our company.  We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ James D. Durham

James D. Durham
Chairman of the Board and Chief Executive Officer

CRDENTIA CORP.
14114 Dallas Parkway, Suite 600
Dallas, TX 75254
(972) 850-0780

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 8, 2005

To the Stockholders of Crdentia Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Crdentia Corp., a Delaware corporation (the “Company”), will be held at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105, on Tuesday, November 8, 2005, at 9:30 a.m., Pacific Time, for the following purposes:

1.      Amendment to Amended and Restated Certificate of Incorporation to Effect a Reverse Split of the Company’s Common Stock.  To amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock.

2.      Election of Directors.  To elect two (2) Class III directors to the Board of Directors to hold office until their successors are duly elected and qualified.

3.      Ratification of Independent Auditors.  To ratify the appointment of KBA Group LLP as independent auditors for the Company for the fiscal year ending December 31, 2005.

4.      Amendment to Employment Agreement with James D. Durham.  To approve an amendment to the Company’s employment agreement with James D. Durham, our Chairman and Chief Executive Officer, to provide for a bonus to be paid upon a sale of the Company.

5.      To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

The Board of Directors of the Company has fixed the close of business on October 10, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.  For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 14114 Dallas Parkway, Suite 600, Dallas, Texas.

Whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting.  Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all of your shares will be voted.  If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so.  Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

/s/ James D. Durham

James D. Durham
Chairman of the Board and
Chief Executive Officer

Dallas, Texas
October 19, 2005

Mailed to Stockholders

on or about October 19, 2005

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 8, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

General Information

This Proxy Statement is furnished to the stockholders of Crdentia Corp., a Delaware corporation (“Crdentia” or the “Company”), in connection with the solicitation by our Board of Directors of proxies in the accompanying form for use in voting at the annual meeting of stockholders (the “Annual Meeting”) to be held on Tuesday, November 8, 2005, at 9:30 a.m., Pacific Time, at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105, and any adjournment or postponement thereof.  The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Our complete mailing address is 14114 Dallas Parkway, Suite 600, Dallas, Texas 75254.  Our Internet Web site address is www.crdentia.com.  Our annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge in electronic or paper form upon request to us after they are electronically filed with, or furnished to, the Securities and Exchange Commission (the “SEC”).  All materials filed by us with the SEC can also be obtained at the SEC’s Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549 or through the SEC’s Web site at www.sec.gov.  You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

Solicitation, Record Date and Voting Procedures

The solicitation of proxies will be conducted by mail and we will bear all attendant costs.  These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of our common stock.  We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on October 10, 2005 has been fixed as the record date (the “Record Date”) for determining the holders of shares of our capital stock entitled to notice of and to vote at the Annual Meeting.  As of the close of business on the Record Date, we had              shares of common stock outstanding and entitled to vote at the Annual Meeting and 183,028 shares of Series C convertible preferred stock outstanding and entitled to vote at the Annual Meeting.  (Unless otherwise indicated, all share amounts in this Proxy Statement have been adjusted to reflect the one-for-three reverse split of our common stock effected in June 2004.)  The presence at the Annual Meeting of a majority of these shares of common stock and Series C convertible preferred stock, either in person or by proxy, voting together as a single class, will constitute a quorum for the transaction of business at the Annual Meeting.  The Company’s Secretary, Vicki L. Smith, will tabulate votes cast by proxy and act as inspector of elections to tabulate votes cast in person at the Annual Meeting.  Each outstanding share of common stock on the Record Date is entitled to one vote on all matters, and each outstanding share of Series C convertible preferred stock on the Record Date is entitled to one hundred votes on all matters.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting.  Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a “no” vote on such proposals.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner.  Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained.

With regard to the election of directors, votes may be cast in favor of, or withheld from, each nominee.  The directors, however, will be elected by plurality vote, and votes that are withheld will be excluded entirely from the vote and will have no effect.  Stockholders may not cumulate votes in the election of directors.  All other matters to be acted upon by the stockholders at the Annual Meeting will require the approval of the holders of a majority of the outstanding common stock and Series C convertible preferred stock present in person or represented by proxy and entitled to vote at the Annual Meeting.  With respect to such matters, abstentions will have the effect of negative votes, and broker non-votes will not be counted for purposes of determining whether any of those proposals have been approved.

The Proxy

The persons named as proxyholders, James D. Durham and James J. TerBeest, were selected by our Board of Directors and currently serve as executive officers of the Company.

All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein.  If no specification is made on the proxy as to any one or more of the proposals, shares of our common stock or Series C convertible preferred stock represented by the proxy will be voted as to the proposal for which no specification is given as follows:   FOR the approval of the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock; FOR the election of Joseph M. DeLuca and James D. Durham as Class III directors to the Board of Directors to hold office until their successors are duly elected and qualified; FOR the ratification of the appointment of KBA Group LLP as our independent auditors for the fiscal year ending December 31, 2005; and FOR the amendment to the employment agreement with James D. Durham, our Chairman and Chief Executive Officer, to provide for a bonus to be paid upon a sale of the Company.  We presently do not know of any other business to be conducted at the Annual Meeting.

Revocability of Proxy

If the shares of common stock or Series C convertible preferred stock are held in your name, you may revoke your proxy given pursuant to this solicitation at any time before the proxy card is voted by:  (i) delivering to the Company (to the attention of Vicki L. Smith, our Secretary), at the address of our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person.  If your shares are held in “street name,” you should follow the directions provided by your broker regarding how to revoke your proxy.  Your attendance at the Annual Meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy.  You will be required to give oral notice of your intention to vote in person to the inspector of elections at the Annual Meeting.

PROPOSAL NO. 1

APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

Overview

The Board of Directors has approved a proposal to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split of all outstanding shares of our common stock at an exchange ratio ranging from one-for-two to one-for-ten. The Board of Directors has recommended that this proposal be presented to our stockholders for approval. To that end, you are now being asked to vote upon an amendment to our Amended and Restated Certificate of Incorporation to effect this reverse stock split whereby a number of outstanding shares of our common stock between and including two and ten will be combined into one share of our common stock. Pending stockholder approval, the Board of Directors will have the sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the best interests of Crdentia and its stockholders, whether or not to effect a reverse stock split, and if so, the number of shares of our common stock between and including two and ten that will be combined into one share of our common stock, at any time before the first anniversary of this Annual Meeting. The Board of Directors believes that stockholder approval of an amendment granting the Board of Directors this discretion, rather than approval of a specified exchange ratio, provides the Board of Directors with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of Crdentia and its stockholders.  We previously effected a one-for-three reverse split of our common stock in June 2004.

The text of the form of the proposed amendment to our Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix A. By approving this amendment, stockholders will approve an amendment to our Amended and Restated Certificate of Incorporation pursuant to which any number of outstanding shares between and including two and ten would be combined into one share of our common stock and would authorize the Board of Directors to file such amendment as determined in the manner described herein. The Board of Directors may also elect not to do any reverse split.

If approved by the stockholders, and following such approval, the Board of Directors determines that effecting a reverse stock split is in the best interests of Crdentia and its stockholders, the reverse stock split will become effective upon the filing of such amendment with the Secretary of State of the State of Delaware.  The amendment filed thereby will contain the number of shares selected by the Board of Directors within the limits set forth in this proposal to be combined into one share of our common stock.

If the Board of Directors elects to effect a reverse stock split following stockholder approval, the number of issued and outstanding shares of common stock would be reduced in accordance with an exchange ratio determined by the Board of Directors within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. Currently, Crdentia is authorized to issue up to a total of 160,000,000 shares of capital stock, consisting of 10,000,000 shares of preferred stock and 150,000,000 shares of common stock. The amendment would not change the number of total authorized shares of our capital stock. Thus, immediately following the reverse stock split, the total number of authorized shares of capital stock would remain at 160,000,000, consisting of 10,000,000 shares of preferred stock and 150,000,000 shares of common stock. The par value of our common stock and preferred stock would remain unchanged at $0.0001 per share as well. Currently, the Board of Directors does not have any definite plans with regard to the authorized but unissued shares of our common stock following the reverse stock split.

Reasons for the Reverse Stock Split

The Board of Directors believes that a reverse stock split may be desirable for a number of reasons. First, the Board of Directors believes that a reverse stock split may better enable us to list our stock on a national exchange or market. Second, the Board of Directors believes that a reverse stock split could improve the marketability and liquidity of our common stock. Third, the Board of Directors believes that a reverse stock split is desirable in order to increase our common stock price in the near term while we continue to progress towards achieving our business objectives.

Our common stock is currently quoted on the Over-the-Counter Bulletin Board (“OTC Bulletin Board”). The Board of Directors believes that it is in the best interests of Crdentia and its stockholders to list our common stock on a national exchange or market. Alternative markets like the OTC Bulletin Board or the “pink sheets” maintained by the National Quotation Bureau, Inc. are generally considered to be less efficient and not as widely followed as other exchanges or markets like those operated by the Nasdaq Stock Market, Inc. (“Nasdaq”) or the American Stock Exchange.

In order for us to list our common stock on a market operated by Nasdaq or the American Stock Exchange, we must satisfy certain listing standards, some of which standards require a minimum bid price. For example, certain listing standards of the Nasdaq Capital Market would require that our common stock have a minimum bid price of at least $4.00 per share and certain listing standards of the Nasdaq National Market would require that our common stock have a minimum bid price of at least $5.00 per share. In addition, certain of the listing standards of the American Stock Exchange would require that our common stock have a minimum bid price of at least $3.00 per share. As of September 15, 2005, the high bid price for our common stock as reported on the OTC Bulletin Board was $1.65 per share.

The Board of Directors expects that a reverse stock split of our common stock will increase the market price of our common stock so that we would be better able to satisfy the minimum bid price listing standards of a national market or exchange like Nasdaq or the American Stock Exchange. However, the effect of a reverse split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock split for companies in like circumstances is varied. It is possible that the per share price of our common stock after the reverse split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse stock split, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the minimum bid price for a sustained period of time. The market price of our common stock may be based also on other factors that may be unrelated to the number of shares outstanding, including our future performance. Notwithstanding the foregoing, the Board of Directors believes that the proposed reverse stock split, when implemented within the proposed exchange ratio range, may result in the market price of our common stock rising to the level necessary to satisfy the minimum bid price requirement.

The Board of Directors also believes that the increased market price of our common stock expected as a result of implementing a reverse stock split will improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of our common stock may be adversely affected by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split. The Board of Directors is hopeful, however, that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

The Board of Directors is hopeful that the price of our common stock will increase as a result of improvements in our business. The Board of Directors believes that the market price of our common stock will increase to the extent we are able to achieve commercial success over time. Nevertheless, the Board of Directors believes that a reverse stock split is desirable because of the anticipated higher market price of our common stock resulting from such action.

Board Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by our stockholders, it will be effected, if at all, only upon a determination by the Board of Directors that a reverse stock split (with an exchange ratio determined by the Board of Directors as described above) is in the best interests of Crdentia and its stockholders. The determination by the Board of Directors as to whether the reverse split will be effected, if at all, will be based upon certain factors, including meeting the listing requirements for a national market or exchange like Nasdaq or the American Stock Exchange, existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock. If the Board of Directors determines to effect the reverse stock split, the Board of Directors will consider certain factors in selecting the specific exchange ratio, including the overall market conditions at the time and the recent trading history of our common stock.

Notwithstanding approval of the reverse stock split by the stockholders, the Board of Directors may, in its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the reverse stock split prior to the one-year anniversary of this Annual Meeting, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board of Directors fails to implement any of the reverse stock splits prior to the one-year anniversary of this Annual Meeting, stockholder approval again would be required prior to implementing any reverse stock split.

Effects of the Reverse Stock Split

After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of our common stock. However, the proposed reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of stockholders of record will not be affected by the proposed reverse stock split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split).

The reverse stock split would not reduce the number of shares of Series C convertible preferred stock that are outstanding. Rather, the reverse stock split would reduce the number of shares of our common stock issuable upon conversion of our Series C convertible preferred stock by increasing the conversion price of the Series C convertible preferred stock in proportion to the exchange ratio of the reverse stock split in accordance with the terms of the Certificate of Designations, Preferences and Rights of the Series C convertible preferred stock. We currently have 183,028 shares of Series C convertible preferred stock issued and outstanding, each of which is convertible into one hundred shares of our common stock. The par value of the Series C convertible preferred stock would remain at $0.0001 per share following the effective time of the reverse stock split, and the number of shares of Series C convertible preferred stock issued and outstanding would remain unchanged.

Although the proposed reverse stock split will not affect the rights of stockholders or any stockholder’s proportionate equity interest in Crdentia, subject to the treatment of fractional shares, the number of authorized shares of common stock and preferred stock will not be reduced. This will increase significantly the ability of the Board of Directors to issue authorized and unissued shares without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Certificate of Incorporation or Bylaws.

The proposed reverse stock split will reduce the number of shares of common stock available for issuance upon exercise of our outstanding stock options in proportion to the exchange ratio of the reverse stock split and will effect a proportionate increase in the exercise price of such outstanding stock options. In connection with the proposed reverse stock split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

If the proposed reverse stock split is implemented, it will increase the number of stockholders of Crdentia who own “odd lots” of less than 100 shares of our common stock and decrease the number of stockholders who own “whole lots” of 100 shares or more of our common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. In addition, certain listing standards of exchanges or markets like those operated by Nasdaq or the American Stock Exchange may require that we have a certain minimum number of holders of whole lots.

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the common stock under the Exchange Act. If the proposed reverse stock split is implemented (and depending on whether we choose thereafter to list our common stock on another market or exchange), our common stock will continue to be reported on the OTC Bulletin Board under the symbol “CRDE.”

The proposed reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced in proportion to the exchange ratio selected by the Board of Directors in the manner described above, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

Effective Date

The proposed reverse stock split would become effective as of 5:00 p.m., Eastern Time on the date of filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with reverse stock split ratio determined by the Board of Directors within the limits set forth in this proposal.

Payment for Fractional Shares

No fractional shares of common stock will be issued as a result of the proposed reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the fair market value of our common stock as determined by our Board of Directors on the effective date by (ii) the number of shares of our common stock held by such stockholder that would otherwise have been exchanged for such fractional share interest.

Exchange of Stock Certificates

As soon as practicable after the effective date, stockholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.0001 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to our proposed amendments to our charter to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

The following is a summary of important tax considerations of the proposed reverse stock split. It addresses only stockholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse split shares as part of a straddle, hedge or conversion transaction or other risk reduction strategy, stockholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), stockholders who are subject to the alternative minimum tax provisions of the Code and stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each stockholder is advised to consult his or her tax advisor as to his or her own situation.

The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split, except (as discussed below) to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

A holder of the pre-reverse split shares who receives cash in lieu of a fractional share interest in the post-reverse split shares will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year. It is assumed for this purpose that cash will be paid in lieu of fractional shares only as a mechanical rounding off of fractions resulting from the exchange rather than separately bargained-for consideration. It is also assumed that the reverse split is not being undertaken to increase any shareholder’s proportionate ownership of the Company.

No gain or loss will be recognized by us as a result of the reverse stock split.

 Required Vote

The affirmative vote of the holders of a majority of the shares of our common stock and Series C convertible preferred stock present or represented at the Annual Meeting and voting together as a single class is required to approve the amendment to our Amended and Restated Certificate of Incorporation.  Abstentions will have the same effect as “no” votes on this proposal, whereas broker “non-votes” will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

PROPOSAL NO. 2

ELECTION OF DIRECTORS

General

Our Board of Directors is currently comprised of three classes of directors generally consisting of two directors in each class with staggered three-year terms.  The directors in each class serve for their respective terms or until their successors have been duly elected and qualified.  Upon expiration of the term of a particular class, directors elected to the class will serve for a term of three years following expiration of the term.

The purpose of this proposal is to nominate two directors for election to our Board of Directors for a term ending upon the 2008 Annual Meeting of Stockholders.  The two candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected directors.  The nominees for election have agreed to serve if elected, and our management has no reason to believe that the nominees will be unavailable to serve.  If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by our present Board of Directors to fill the vacancy.  Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee.  None of the nominees has any family relationship to any other nominee or to any executive officer of Crdentia Corp., except for Mr. Durham, who is our Chairman and Chief Executive Officer.

Nominees for Term Ending Upon the 2008 Annual Meeting of Stockholders

Joseph M. DeLuca, 49, has served as a member of our Board of Directors since October 2002.  Since March 1996, Mr. DeLuca has served as a managing member of Healthcare Investment Visions LLC, a research, business development and management consultancy located in the San Francisco, California area.  From 1985 to 1995, Mr. DeLuca served as President of JDA, a consulting firm he founded which provided information systems strategy, vendor selection, development, implementation and management services to healthcare provider organizations.  From 1984 to 1985, Mr. DeLuca served as a senior manager with Computer Synergy Inc., a public company which developed hospital information systems.  Mr. DeLuca received a bachelor of arts degree in biology from Lawrence University and a masters degree of arts-health services administration from the University of Wisconsin at Madison.

James D. Durham, 58, has been our Chief Executive Officer and the Chairman of our Board of Directors since his founding of Crdentia in August 2002.  From September 1993 to June 2000, Mr. Durham served as Chairman and Chief Executive Officer of QuadraMed Corporation, a public company which offers a suite of software products and services focused on the financial and clinical needs of hospitals.  Mr. Durham received a bachelor of science degree in industrial engineering from the University of Florida and a masters degree in business administration from the University of California at Los Angeles.  Mr. Durham is a certified public accountant.

Directors with Term Ending Upon the 2006 Annual Meeting of Stockholders

Thomas F. Herman, 65, has served as a member of our Board of Directors since September 2003.  Since January 2004, Mr. Herman has served as the managing partner of Oak Harbor Partners, LLC, a boutique financial services firm that specializes in mergers, acquisitions and financed business expansion.  From June 2003 to January 2004, Mr. Herman served as Chief Operating Officer of Good Guys, Inc., a consumer electronics retailer.  From July 2001 to June 2003, Mr. Herman served as managing partner of Oak Harbor Partners, LLC.  From December 1998 to July 2001, Mr. Herman served as President and Chief Executive Officer of Employment Law Learning Tech, a distance learning company focused on employment law.  Mr. Herman received a bachelor of science degree in political science from the University of Oregon and a masters degree in business administration from the University of California at Berkeley.

C. Fred Toney, 39, has served as a member of our Board of Directors since December 2003.  Since December 2001, Mr. Toney has served as a managing member of MedCap Management & Research LLC, the general partner of MedCap Partners L.P. and MedCap Partners Offshore, Ltd.  MedCap Management & Research LLC is an investment advisory firm specializing in healthcare, life sciences and medical technology and devices.  From February 2001 to November 2001, Mr. Toney served as President and Chief Executive Officer of HealthCentral.com, Inc., a provider of healthcare e-commerce to consumers, through the sale of its five primary operating divisions, and from July 1999 to February 2001 as Executive Vice President and Chief Financial Officer.  Mr. Toney previously served as senior managing partner, director of research and research analyst at Pacific Growth Equities, Inc., an investment banking and institutional brokerage firm.  Mr. Toney previously served as research analyst or associate at Volpe, Welty & Company, an investment banking firm; RCM Capital Management, an investment management firm; Donaldson, Lufkin & Jenrette Securities Corporation, an investment banking and institutional brokerage firm; and Phamavite Pharmaceuticals Corporation, a pharmaceutical manufacturing firm.  Mr. Toney received a bachelor of arts degree in economics and English from the University of California at Davis.

Directors with Term Ending Upon the 2007 Annual Meeting of Stockholders

Robert J. Kenneth, 69, has served as a member of our Board of Directors since October 2002.  Since March 1971, Mr. Kenneth has served as President of Kenneth Associates, a privately held company that he founded which provides staffing and professional services to hospitals and physicians in California, focused on on-site billing staff and management as well as off-site billing services with a goal of reducing accounts receivable.  Mr. Kenneth has served on the Board of Trustees of St. Francis Memorial Hospital and the Board of Overseers for the University of California School of Nursing and is a member of the Healthcare Financial Management Association and the American Guild of Patient Accounts Managers.  Mr. Kenneth received a bachelor of arts degree in business administration from Roosevelt University and a masters degree in business administration from Golden Gate University.

Robert P. Oliver, 78, has served as a member of our Board of Directors since October 2002.  Since 1970, Mr. Oliver has served as the President of CorDev Financial, Inc., a privately held company that he founded specializing in growth-oriented executive and operational consulting, as well as mergers and acquisitions.  Mr. Oliver has also served in a variety of management positions in companies in the fields of computer service and software, automotive manufacturing and distribution, publishing, international pipeline construction and real estate development.  Mr. Oliver received a bachelor of science degree in engineering from the United States Naval Academy.

Involvement in Certain Legal Proceedings

Mr. Toney served as President and Chief Executive Officer of HealthCentral.com, Inc., a provider of healthcare e-commerce to consumers, from February 2001 to November 2001 and served as Executive Vice President and Chief Financial Officer from July 1999 to February 2001.  HealthCentral.com, Inc. filed a petition for Chapter 11 reorganization under the federal bankruptcy code in October 2001.

Board Committees and Meetings

Our Board of Directors held twelve meetings during our fiscal year ended December 31, 2004.  Our Board of Directors has an audit committee and a compensation committee.  Each director attended 75% or more of the aggregate of (i) the total number of meetings of our Board of Directors (held during the period for which such person was a director) and (ii) the total number of meetings held by all committees of our Board of Directors on which the director served (during the periods that he served).

Although the Board of Directors does not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting, it encourages directors to attend.  Each of our then-current directors attended the 2004 Annual Meeting of Stockholders.

Our compensation committee currently consists of two directors, Mr. Kenneth, who serves as chairman of the committee, and Mr. Herman, and is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for our executive officers.  The committee held three meetings during our 2004 fiscal year.

Our audit committee currently consists of three directors, Mr. DeLuca, who serves as chairman of the committee, Mr. Oliver and Mr. Herman.  Each of the members of the audit committee is independent as defined pursuant to Rule 4200 of the National Association of Securities’ Dealers listing standards and as required by applicable law and the SEC.  Our Board of Directors has designated Mr. Herman as the audit committee’s financial expert.

The audit committee generally meets at least quarterly to review our financial statements and to perform its other functions.  The audit committee held nine meetings during our 2004 fiscal year.

Given our limited operating history, our Board of Directors has yet not formed a nominating committee for the election of directors.  Currently, our full Board of Directors designates nominees for election to the Board of Directors at each Annual Meeting of Stockholders.

Historically, the Board of Directors has not adopted a formal policy concerning stockholder recommendations regarding the election of directors.  The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received.  Although our Board of Directors has historically designated nominees for election, the Board of Directors will consider nominations submitted by our stockholders, and our Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Annual Meeting.  To date, the Board of Directors has not received any recommendations from stockholders requesting that it consider a candidate for inclusion among the slate of nominees in the Proxy Statement.

In evaluating director nominees, the Board of Directors considers a number of factors, including the appropriate size of the Board of Directors; the knowledge, skills and experience of nominees, including experience in business, finance, administration or healthcare in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors; experience with accounting rules and practices; and the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.  The Board of Directors’ goal is to assemble a Board of Directors that brings a variety of perspectives and skills derived from high quality business and professional experience.  In doing so, the Board of Directors also considers candidates with appropriate non-business backgrounds.  Other than the foregoing there are no stated minimum criteria for director nominees, although the Board of Directors and any nominating committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders.

The Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective.  If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors then identifies the desired skills and experience of a new nominee in light of the criteria above.  Current members of the Board of Directors are polled for suggestions as to individuals meeting the desired criteria.  Research may also be performed to identify qualified individuals.  To date, the Board of Directors has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although it reserves the right in the future to retain a third party search firm, if necessary.

Stockholders seeking to nominate persons for election as directors at our 2006 Annual Meeting of Stockholders should submit such nominations in writing to Crdentia Corp., c/o Corporate Secretary, 14114 Dallas Parkway, Suite 600, Dallas, Texas  75254.  In order to ensure that our Board of Directors has a reasonable opportunity to evaluate such nominations, such nominations must be submitted no later than June 21, 2006.

Historically, we have not adopted a formal process for stockholder communications with the Board of Directors.  Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

Code of Ethics

The Board of Directors has adopted a Code of Ethics that applies to all of our employees, officers and directors.  The Code of Ethics contains general guidelines for conducting the business of our company consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K.  The Code of Ethics is filed as Exhibit 14.1 to our annual report on Form 10-KSB/A for the fiscal year ended December 31, 2004, as filed with the SEC on April 29, 2005 (the “Annual Report”).

Report of the Audit Committee

The Audit Committee oversees our financial reporting process on behalf of our Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with KBA Group LLP, who are responsible for expressing an opinion on the conformity of these audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.  In addition, the Audit Committee discussed with KBA Group LLP their independence from management and our company, received from KBA Group LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with KBA Group LLP the overall scope of their audit.  The Audit Committee met with KBA Group LLP, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the SEC.  The Audit Committee and our Board of Directors also recommended the ratification of the selection of KBA Group LLP as our independent auditors for 2005.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the Audit Committee.

Joseph M. DeLuca

Robert P. Oliver

Thomas F. Herman

Required Vote

The two candidates receiving the highest number of affirmative votes of the shares of common stock and Series C convertible preferred stock entitled to vote at the Annual Meeting and voting together as a single class will be elected as directors of Crdentia Corp.  Abstentions and broker non-votes will have no effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
EACH OF THE NOMINEES LISTED ABOVE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of September 15, 2005 unless otherwise noted, by:

•                  each of our named executive officers;

•                  each of our directors and nominees;

•                  each person known by us to beneficially own more than 5% of our common stock; and

•                  all of our executive officers, directors and nominees as a group.

Information with respect to beneficial ownership has been furnished by each executive officer, director, nominee or beneficial owner of more than 5% of our common stock.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities.  Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Percentage of beneficial ownership is based on 30,544,634 shares of our common stock outstanding as of September 15, 2005.  The number of shares of common stock beneficially owed by each person and the percentage ownership of each person include any shares of common stock issuable upon conversion of shares of our Series C convertible preferred stock held by such persons or underlying options or warrants held by such persons that are exercisable within 60 days of September 15, 2005, if any.

Unless otherwise indicated, the address for the following stockholders is c/o Crdentia Corp., 14114 Dallas Parkway, Suite 600, Dallas, Texas 75254.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Executive Officers, Directors and Nominees:
James D. Durham (1)	6,516,217	19.28%
Pamela G. Atherton (2)	1,456,051	4.70%
William S. Leftwich (3)	—	*
Joseph M. DeLuca (4)	153,412	*
Thomas F. Herman (5)	25,231	*
Robert J. Kenneth (6)	231,738	*
Robert P. Oliver (7)	146,922	*
C. Fred Toney (8)	35,361,571	60.42%
5% Stockholders:
MedCap Partners, L.P. (9) 500 Third Street, Suite 535 San Francisco, CA 94107	35,336,340	60.40%
Cynthia Permenter 12107 Leuders Lane Dallas, Texas 75230	4,847,250	15.87%
Robin D. Riddle 14114 Dallas Parkway, Suite 600 Dallas, Texas 75240	2,068,055	6.77%
All directors, executive officers and nominees as a group (9 persons) (10)	44,691,142	71.76%

*                           Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)                    Includes (i) 399,666 shares of common stock held with his spouse, Sandra J. Durham, as community property; (ii) 13,333 shares of common stock held by Paine Webber as custodian for the IRA FBO James D. Durham; (iii) 296,320 shares of common stock held by the James D. Durham Living Trust (1997), as amended; (iv) 66,666 shares of common stock held by RCMJ, LLC, as its managing member; (v) 2,000,000 shares of restricted common stock held by Mr. Durham; (vi) 488,473 shares of common stock held by Durham Properties, LLC; (vii) 922,426 shares of common stock issuable within 60 days of September 15, 2005 upon the exercise of rights pursuant to a Common Stock Purchase Agreement dated May 15, 2002; (viii) 433,333 shares subject to options exercisable within 60 days of September 15, 2005; (ix) 5,417 shares of Series C convertible preferred stock held by Durham Properties, LLC which are convertible into 541,700 shares of common stock; and (x) warrants to purchase 13,543 shares of Series C convertible preferred stock which are convertible into 1,354,300 shares of common stock.

(2)                    Includes (i) 133,310 shares of common stock held by Ms. Atherton; (ii) 900,000 shares of restricted common stock held by Ms. Atherton; and (iii) 422,741 shares subject to options exercisable within 60 days of September 15, 2005.

(3)                    Mr. Leftwich resigned as Chief Financial Officer on September 15, 2004.

(4)                    Includes (i) 33,333 shares of common stock held by Mr. DeLuca; (ii) 15,793 shares of common stock held by the DeLuca Trust dated 1/7/2000; (iii) 54,748 shares of common stock held by Health Care Investment Visions, LLC; (iv) 41,667 shares of common stock issuable within 60 days of September 15, 2005 upon conversion of a certain convertible secured promissory note in the aggregate principal amount of $25,000 issued to the DeLuca Trust dated 1/7/2000; and (v) 7,871 shares subject to options exercisable within 60 days of September 15, 2005.  Mr. DeLuca is the trustee of the DeLuca Trust dated 1/7/2000 and is a managing member of Health Care Investment Visions, LLC.  Mr. DeLuca disclaims beneficial ownership of the shares held by the DeLuca Trust dated 1/7/2000 and Health Care Investment Visions, LLC, except to the extent of his pecuniary interest therein.

(5)                    Consists of 25,231 shares subject to options exercisable within 60 days of September 15, 2005.

(6)                    Includes (i) 33,333 shares of common stock held by Mr. Kenneth; (ii) 194,470 shares of common stock held by the Kenneth Family Trust U/A 3/11/87; and (iii) 3,935 shares subject to options exercisable within 60 days of September 15, 2005.

(7)                    Includes (i) 142,987 shares held by the RP Oliver Community Property Trust; and (ii) 3,935 shares subject to options exercisable within 60 days of September 15, 2005.

(8)                    Includes (i) 7,381,440 shares of common stock held by MedCap Partners L.P.; (ii) 173,438 shares of Series C convertible preferred stock convertible into 17,343,800 shares of common stock held by MedCap Partners L.P.; (iii) warrants to purchase 100,111 shares of Series C preferred stock which are convertible into 10,011,100 shares of common stock; (iv) warrants to purchase 6,000 shares of Series B-1 convertible preferred stock which are convertible into 600,000 shares of common stock; and (v) 25,231 shares subject to options exercisable within 60 days of September 15, 2005.  C. Fred Toney, a member of the Board of Directors, is managing partner of MedCap Management & Research, LLC, the general partner of MedCap Partners L.P. and MedCap Partners Offshore, Ltd.  Mr. Toney disclaims beneficial ownership of the shares held by MedCap Partners, L.P., except to the extent of his pecuniary interest therein.

(9)                    Includes (i) 7,381,440 shares of common stock held by MedCap Partners L.P.; (ii) 173,438 shares of Series C convertible preferred stock convertible into 17,343,800 shares of common stock held by MedCap Partners L.P.; (iii) warrants to purchase 100,111 shares of Series C preferred stock which are convertible into 10,011,100 shares of common stock; and (iv) warrants to purchase 6,000 shares of Series B-1 convertible preferred stock which are convertible into 600,000 shares of common stock.

(10)              Includes (i) 178,855 shares of Series C convertible preferred stock convertible into 17,885,500 shares of common stock; (ii) 41,667 shares of common stock issuable within 60 days of September 15, 2005 upon conversion of a certain convertible secured promissory note in the aggregate principal amount of $25,000 issued to the DeLuca Trust dated 1/7/2000; (iii) warrants to purchase 113,654 shares of Series C convertible preferred stock which are convertible into 11,365,400 shares of common stock; (iv) warrants to purchase 6,000 shares of Series B-1 convertible preferred stock which are convertible into 600,000 shares of common stock and (v) 1,844,703 shares subject to options and purchase rights exercisable within 60 days of September 15, 2005.

Equity Compensation Plan Information

The following table provides information as of December 31, 2004 with respect to the shares of our common stock that may be issued under currently outstanding equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Security Holders (1)	49,999	$5.10	750,001
Equity Compensation Plans not Approved by Security Holders (2)	4,206,124	$0.85	—

(1)                    Consists of our 2004 Stock Incentive Plan.

(2)                    Consists of (i) an option to purchase 33,333 shares of common stock granted to Thomas F. Herman on December 16, 2003; (ii) an option to purchase 33,333 shares of common stock granted to C. Fred Toney on December 16, 2003; (iii) an option to purchase 206,074 shares of common stock granted to Pamela Atherton on December 22, 2003; (iv) an option to purchase 2,333,333 shares of common stock granted to James D. Durham on December 31, 2003; (v) rights of Mr. Durham to purchase up to 922,426 shares of our common stock pursuant to a Common Stock Purchase Agreement dated May 15, 2002; (vi) an option to purchase 27,626 shares of common stock granted to William S. Leftwich on April 8, 2004; (vii) an option to purchase 433,333 shares of common stock granted to James D. Durham on August 3, 2004; and (viii) an option to purchase 216,666 shares of common stock granted to Pamela G. Atherton on August 3, 2004.

In December 2003, we issued to each of Thomas F. Herman and C. Fred Toney, members of our Board of Directors, an option to purchase 33,333 shares of our common stock with an exercise price of $2.88 in connection with their respective appointments to our Board of Directors.  Such options have a ten year term and vest over a three year period, with one third of the shares subject to the option vesting after the first year and the remainder of the shares subject to the option vesting in equal amounts over the next twenty-four months thereafter.

In April 2004 William S. Leftwich was granted options to purchase 110,504 shares of common stock.  In connection with a Separation Agreement and General Release, in September 2004, Mr. Leftwich’s rights with respect to all but 27,626 shares covered by such options were terminated.  All of such options have since expired unexercised.

On December 22, 2003, we issued Pamela G. Atherton an option to purchase up to 206,074 shares of our common stock at an exercise price of $2.88 per share.  On August 3, 2004 we granted Ms. Atherton an option to purchase up to 216,666 shares of common stock at an exercise price per share of $3.10.

On August 3, 2004, we granted James D. Durham an option to purchase up to 433,333 shares of common stock at an exercise price per share of $3.10.  In May 2002, we entered into a Common Stock Purchase Agreement with Mr. Durham pursuant to which he is entitled to purchase 922,426 shares of our common stock at $0.0003 per share.  In December 2002, we issued to Mr. Durham an option to purchase up to 2,333,333 shares of our common stock at an exercise price of $0.30 per share.

For further discussion of these options, please see “Certain Relationships and Related Party Transactions – Employment, Bonus and Option Agreements with Executive Officers.”

EXECUTIVE COMPENSATION AND OTHER MATTERS

Our Executive Officers

The following table sets forth information as to persons who serve as our executive offices as of September 15, 2005.

Name	Age	Position
James D. Durham	58	Chief Executive Officer and Chairman of the Board
Pamela G. Atherton	57	President
James J. TerBeest	58	Chief Financial Officer
Vicki L. Smith	38	Vice President of Finance and Secretary

For information regarding Mr. Durham, see “PROPOSAL NO. 2 – ELECTION OF DIRECTORS.”

Pamela G. Atherton has been our President since August 2002.  From January 2001 to May 2002, Ms. Atherton served as the Vice President in a division of Appriss, Inc., a voice application service provider specializing in providing innovative voice solutions for the healthcare industry.  From March 1996 to July 2000, Ms. Atherton served as Chairman and Chief Executive Officer of Aperture Credentialing, Inc., a company she founded which provides data management of physician information for provider credentialing.  From February 1992 to January 1997, Ms. Atherton served as Chief Executive Officer of Resource Factor, a privately held female business enterprise that she founded, which specialized in per diem and mobile nurse/allied health staffing and provided nurses nationwide to perform physician office site visits and HEDIS data collection.  From 1982 to 1992, Ms. Atherton held numerous field and corporate positions at Humana, Inc., including corporate director of nursing/allied heath recruitment and retention.  Ms. Atherton received a Bachelor of Arts degree in English from Kentucky Southern College and a master’s degree in English from the University of Louisville.

James J. TerBeest has served as our Chief Financial Officer since November 2004. Mr. TerBeest served in public accounting in the audit department of Ernst & Young for 23 years.  The last nine years of his tenure with Ernst & Young was as a partner supervising large national and international audit clients.  From January 1993 until November 2004 Mr. TerBeest served as Chief Financial Officer for companies in the health care and home improvement industries.  Four of the last 11 years he has been a partner in a small CPA firm that he co-founded in 2000, and has functioned as a contract CFO for a number of clients.  Mr. TerBeest graduated from the University of Wisconsin—Whitewater with a B.S. degree in accounting.  He has been a Certified Public Accountant since 1973.  He is a member of the American Institute of Certified Public Accountants and several state societies.

Vicki L. Smith has been our Vice President of Finance since September 2004.  From May 1997 to May 2002, Ms. Smith served as Controller at Efficient Networks, Inc, a worldwide developer and supplier of high-speed digital subscriber line customer premises equipment for the broadband communications market.  From February 1996 to May 1997, Ms Smith served as Assistant Controller of Financial Security Services, Inc., a private company providing financial and billing services to independent security alarm dealers.  From July 1994 to February 1996, Ms. Smith serviced as Technical Reporting Manager for Club Corporation International, a company which owns and operates golf courses, business clubs and destination resorts worldwide.  Ms. Smith began her career at the international public accounting firm of KPMG Peat Marwick and held various audit positions there from January 1991 to July 1994.  Ms. Smith received a Bachelor of Business Administration degree in Accounting from the University of Texas at Austin and is a certified public accountant.

Summary Compensation Table

The following table summarizes the compensation paid to or earned by our Chief Executive Officer, our President and our former Chief Financial Officer and Secretary.  We refer to our Chief Executive Officer and these other executive officers as our “named executive officers” in this Proxy Statement.

Summary Compensation Table

				Long-Term Compensation Award
					Securities
		Annual Compensation		Restricted	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Stock Award(s)	Options/SARS	Compensation
James D. Durham	2004	$316,103	—	—	433,333	—
Chairman and	2003	$200,000	—	—	2,333,333	—
Chief Executive Officer	2002	$66,667	—	—	922,426(2)	—

Pamela G. Atherton	2004	$175,000	—	—	216,666	—
President	2003	$71,934(3)	—	—	206,074	—
	2002	—	—	$2,667(4)	—	$26,361(5)

William S. Leftwich(1)	2004	$158,288	—	—	27,626(6)	—
Former Chief Financial
Officer and Secretary

(1)                    Mr. Leftwich resigned on September 15, 2004.

(2)                    Subject to the terms and conditions of a Common Stock Purchase Agreement dated May 15, 2002 by and between Mr. Durham and us, Mr. Durham had the right to purchase at a purchase price of $0.0003 per share, up to a number of additional shares of our common stock equal to twenty-five (25%) of the aggregate number of additional shares of our common stock and other securities convertible into common stock issued or issuable in connection with any acquisitions we completed on or before August 7, 2004.  During 2003 we issued an aggregate of 3,689,703 shares as consideration for our four completed acquisitions of Baker Anderson Christie, Inc., New Age Staffing, Inc., Nurses Network, Inc. and PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp. As a result of the completion of these acquisitions, as of December 31, 2003, Mr. Durham had the right to purchase up to 922,426 shares of our common stock at $0.0003 per share.  On December 31, 2003, the Common Stock Purchase Agreement was modified such that Mr. Durham relinquished his rights to purchase additional shares of common stock (but not as to the 922,426 shares previously discussed) that were to accrue to him in connection with acquisitions that occurred either before or after December 31, 2003.

(3)                    Ms. Atherton did not begin to receive salary from us until August 2003.

(4)                    Pursuant to a Restricted Stock Issuance Agreement dated November 1, 2002, we issued Ms. Atherton 133,310 shares of our common stock at a purchase price of approximately $0.0201 per share in consideration for services previously rendered.  Ms. Atherton vests in such shares of common stock over a four year period, pursuant to which she vested in 25% of the shares of common stock on November 1, 2002 and thereafter vests in the remaining shares in equal installments over the 36 month period beginning one year following the grant date.  As of December 31, 2004, such shares of common stock had a value of $340,606 based upon a market price of our common stock of $2.60 per share, which was the average of the high and low bid prices per share of our common stock on the OTC Bulletin Board on the last day our common stock was traded during the fiscal year ended December 31, 2004.

(5)                    Such amounts represent expenses incurred by Ms. Atherton and reimbursed by us in connection with her relocation to our offices in Dallas, Texas.

(6)                    In April 2004 Mr. Leftwich was granted options to purchase 110,504 shares of common stock.  In connection with a Separation Agreement and General Release, in September 2004, Mr. Leftwich’s rights with respect to all but 27,626 shares covered by such options were terminated.  All of such options have since expired unexercised.

Option Grants in Last Fiscal Year

The following table sets forth information concerning each grant of stock options made during the fiscal year ended December 31, 2004 to each of the named executive officers.

	Individual Grants
Name	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price Per Share ($/Share)	Market Price on Date of Grant ($/Share)(2)	Expiration Date

James D. Durham	433,333	59.6%	$3.10	$3.10	8/3/14

Pamela G. Atherton	216,666	29.8%	$3.10	$3.10	8/3/14

William S. Leftwich	27,626(3)	3.8%	$3.15	$3.15	9/10/05

(1)                    Percentages are based on an aggregate of 727,625 net options granted (after deducting forfeitures in 2004 of options granted in 2004) to employees during the fiscal year ended December 31, 2004.

(2)                    The market price on the dates of grant reflects the closing bid price of our common stock on the OTC Bulletin Board on the respective date of grant.

(3)                    In April 2004, Mr. Leftwich was granted options to purchase 110,504 shares of common stock.  In connection with a Separation Agreement and General Release, in September 2004, Mr. Leftwich’s rights with respect to all but 27,626 shares covered by such options were terminated.  All of such options have since expired unexercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information, with respect to the named executive officers, concerning the exercise of options during our fiscal year ended December 31, 2004 and unexercised options held by them at the end of that fiscal year.  No stock appreciation rights were exercised by the named executive officers during such fiscal year, and no stock appreciation rights were held by them at the end of such fiscal year.

	Number of		Number of Shares Underlying		Value of Unexercised
	Shares		Unexercised Options as of		In-the-Money Options as of
	Acquired on	Value	December 31, 2004		December 31, 2004 (1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

James D. Durham	—	—	1,355,759	2,333,333	$2,398,308	$5,366,666

Pamela G. Atherton	—	—	422,742	—	—	—

William S. Leftwich	—	—	27,626	—	—	—

(1)                    Based on the market price of $2.60 per share, which was the average of the high and low bid prices per share of our common stock on the OTC Bulletin Board on the last day our common stock was traded during the fiscal year ended December 31, 2004, less the exercise price payable upon exercise of such options.

Compensation of Directors

Non-employee directors receive an annual payment of $50,000, payable quarterly, for their service as members of the Board of Directors, including attending meetings of the Board of Directors.  Members of the audit committee receive an annual payment of $55,000, payable quarterly, for their service as members of the audit committee.  The chairman of the audit committee receives an annual payment of $62,500, payable quarterly, for his service.  All directors are reimbursed for reasonable expenses incurred in connection with serving as a director.

In addition, non-employee directors are issued 33,333 shares of common stock (or options to purchase such shares) upon their election to our Board of Directors.  Such non-employee directors are thereafter issued 8,333 shares of common stock (or options to purchase such shares) in each of the next two years of their three year term, except for the chairman of the audit committee, who receives an aggregate of 16,667 shares of common stock (or options to purchase such shares) in each of the next two years.  Each such grant will have a purchase price or exercise price per share equal to the fair market value per share of our common stock on the date of such grant.

Employment Contracts, Severance Agreements and Change of Control Arrangements

Employment Agreement with James D. Durham

We have entered into an Employment Agreement with James D. Durham, our Chairman and Chief Executive Officer, and have submitted a proposal in this Proxy Statement to amend the Employment Agreement.  For a description of the Employment Agreement and proposed amendment, please see “PROPOSAL NO. 4 –AMENDMENT TO EMPLOYMENT AGREEMENT WITH JAMES D. DURHAM.”

Option Grant to James D. Durham

Mr. Durham was granted an option to purchase 866,666 shares of common stock, at a price per share of $3.10, on August 3, 2004.  This option is exercisable with respect to 433,333 shares and, due to the failure to satisfy certain vesting provisions, the option terminated with respect to the remaining 433,333 shares on December 31, 2004.  This option terminates in full on August 2, 2014 and is exercisable for a period of three (3) months following the termination of Mr. Durham’s employment or service to Crdentia, provided that the option may be exercised for a period of twelve (12) months following the termination of Mr. Durham’s employment or service to Crdentia as a result of Mr. Durham’s disability or death.

Restricted Stock Bonus Agreement with James D. Durham

We entered into a Restricted Stock Bonus Agreement with Mr. Durham dated May 31, 2005.  Pursuant to the agreement, we issued Mr. Durham 2,000,000 shares of our common stock with an aggregate fair market value of $3,400,000.  The shares of restricted stock vest in accordance with the following schedule: In the event that the average daily trading volume for our common stock over any consecutive thirty (30) day period equals or exceeds 100,000 shares (the “Trading Volume Goal”), one fortieth (1/40) of the shares shall vest on Wednesday of each week following the achievement of the Trading Volume Goal for a period of forty (40) weeks until the shares are fully vested.  In the event of a “Corporate Transaction” (as defined in the agreement), the shares shall immediately become fully vested if, within five years after the Corporation Transaction, Mr. Durham’s service is terminated by the successor company, the Company or a related entity without “Cause” or voluntarily by Mr. Durham with “Good Reason.”

For purposes of the agreement, Mr. Durham may be terminated for “Cause” in the event of Mr. Durham’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or related entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a related entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.  Mr.  Durham may voluntarily terminate his services for “Good Reason” for: (i) any reduction in his base salary to a level below that in effect at any time within the preceding six (6) months; or (ii) being required to be based at any place outside a 45-mile radius from his job location, except for reasonably required business travel.

Employment Agreement with Pamela G. Atherton.

We entered into an Executive Employment Agreement with Ms. Atherton dated December 22, 2003.  Pursuant to the agreement, we agreed to pay Ms. Atherton a base salary at the rate of $175,000 per year, which salary will be reviewed from time to time in accordance with our procedures for adjusting salaries for similarly situated employees and may be adjusted in our sole discretion.  In addition, we agreed to issue to Ms. Atherton one or more options to purchase a number of shares of our common stock equal to 5.209% of that aggregate number of shares of our common stock issued or issuable in connection with any acquisitions that we completed on or prior to August 7, 2004.  Any such option(s) shall have an exercise price equal to the then current fair market value of our common stock on the date of the issuance of such option(s), as determined in good faith by our Board of Directors.

Except for situations in which we terminate Ms. Atherton for “Cause” (as defined in the agreement), in the event that we terminate Ms. Atherton’s employment or in the event that she resigns for “Good Reason” she will be eligible to receive an amount, payable in a lump sum, equal to (i) six (6) months of her then-current base salary plus (ii) one month of the base salary for each month of employment beginning on August 7, 2003 in excess of six months but not to exceed twelve months.  For purposes of the employment agreement, we may terminate Ms. Atherton for “Cause” in the event that she (i) is indicted for or charged with a crime involving dishonesty, breach of trust, or physical harm to any person (except for misdemeanor resulting from harm caused through the operation of a motor vehicle); (ii) willfully engages in conduct that is in bad faith and materially injurious to us (including misappropriation of trade secrets, fraud or embezzlement); (iii) commits a material, uncured breach of the employment agreement; (iv) willfully refuses to implement or follow a lawful policy or directive that is consistent with the terms of the employment agreement; or (v) engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally.  Ms. Atherton may terminate the employment agreement for “Good Reason” upon (i) a change in her position which materially reduces her level of responsibility; (ii) a reduction in her base salary (unless the base salaries of all executive employees are also proportionately reduced); (iii) a relocation of her principal place of employment by more than fifty (50) miles (excluding her relocation to Dallas, Texas); or (iv) a material breach of the employment agreement by us.

Restricted Stock Issuance Agreement with Pamela G. Atherton

We entered into a Restricted Stock Issuance Agreement with Ms. Atherton dated November 1, 2002, pursuant to which we issued her 133,310 shares of our common stock at a purchase price of approximately $0.0201 per share.  Ms. Atherton vests in such shares of common stock over a four year period, pursuant to which she vested in 25% of the shares of common stock on November 1, 2002 and thereafter vests in the remaining shares in equal installments over the thirty-six months beginning one year after the grant.  In the event that Ms. Atherton is subject to an “Involuntary Termination” within 18 months of our acquisition, she will immediately accelerate vesting in the remaining shares of common stock.  As defined in the agreement, an “Involuntary Termination” shall mean the termination of Ms. Atherton’s service which occurs by reason of her involuntary dismissal or discharge for reasons other than “Misconduct,” or her voluntary resignation following a reduction in her level of compensation (including base salary, fringe benefits) by more than 15% or a relocation of her place of employment by more than fifty miles without her consent.  “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure of confidential information or trade secrets or any other intentional misconduct adversely affecting our business or affairs.

Option Grants to Pamela G. Atherton

On December 22, 2003, we issued Ms. Atherton an option to purchase up to 206,074 shares of our common stock at an exercise price of $2.88 per share.  Ms. Atherton vested in 100% of the shares subject to option on the date of the grant.

Ms. Atherton was granted an option to purchase 433,333 shares of common stock, at a price per share of $3.10, on August 3, 2004.  This option is exercisable with respect to 216,667 shares and, due to the failure to satisfy certain vesting provisions, the option terminated with respect to the remaining 216,666 shares on December 31, 2004.  This option terminates in full on August 2, 2014 and is exercisable for a period of three (3) months following the termination of Ms. Atherton’s employment or service to Crdentia, provided that the option may be exercised for a period of twelve (12) months following the termination of Ms. Atherton’s employment or service to Crdentia as a result of Mr. Durham’s disability or death.

Restricted Stock Bonus Agreement with Pamela G. Atherton

We entered into a Restricted Stock Bonus Agreement with Ms. Atherton dated May 31, 2005.  Pursuant to the agreement, we issued Ms. Atherton 900,000 shares of our common stock with an aggregate fair market value of $1,530,000.  The shares of restricted stock vest in accordance with the following schedule: In the event that the average daily trading volume for our common stock over any consecutive thirty (30) day period equals or exceeds 100,000 shares (the “Trading Volume Goal”), one fortieth (1/40) of the shares shall vest on Wednesday of each week following the achievement of the Trading Volume Goal for a period of forty (40) weeks until the shares are fully vested. In the event of a “Corporate Transaction” (as defined in the agreement), the shares not subject to a Clawback shall immediately become fully vested if within five years after the Corporation Transaction Ms. Atherton’s service is terminated by the successor company, the Company or a related entity without “Cause” or voluntarily by Ms. Atherton with “Good Reason.”

For purposes of the agreement, Ms. Atherton may be terminated for “Cause” in the event of Ms. Atherton’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or related entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a related entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.  Ms. Atherton may voluntarily terminate her services for “Good Reason” for: (i) any reduction in her base salary to a level below that in effect at any time within the preceding six (6) months; or (ii) being required to be based at any place outside a 45-mile radius from his job location, except for reasonably required business travel.

The shares of Ms. Atherton’s restricted stock are also subject to a clawback provision.  Subject to Ms. Atherton’s continuous service and other limitations set forth in the Notice of Restricted Stock Bonus Award and the Restricted Stock Bonus Agreement, Ms. Atherton will forfeit 300,000 of the shares granted on each of June 30th, September 30th, and December 31st of 2005, unless we have achieved certain amounts of both revenue and earnings before interest, taxes, depreciation and amortization (and excluding stock compensation expense) during the three months ending on such dates.

Employment Agreement with James J. TerBeest

We entered into an Executive Employment Agreement with James J. TerBeest, our Chief Financial Officer, pursuant to which Mr. TerBeest will receive $175,000 in salary for his service to the Company.  In addition, pursuant to the arrangement, we agreed to issue Mr. TerBeest a restricted stock bonus of 500,000 shares of our common stock, the principal terms of which are discussed below. In the event that we terminate Mr. TerBeest’s employment at any time without “Cause” (as defined in the agreement), he will be eligible to receive a severance payment equal to (i) six (6) months of his base salary plus (ii) one (1) month of his base salary for each month of employment beginning on January 1, 2005 in excess of six (6) months but not to exceed twelve (12) months.

Except for situations in which we terminate Mr. TerBeest for “Cause” (as defined in the agreement), in the event that we terminate Mr. TerBeest’s employment or in the event that he resigns for “Good Reason” he will be eligible to receive an amount, payable in a lump sum, equal to (i) six (6) months of his then-current base salary plus (ii) one month of the base salary for each month of employment beginning on August 7, 2003 in excess of six months but not to exceed twelve months.  For purposes of the employment agreement, we may terminate Mr. TerBeest for “Cause” in the event that he (i) is indicted for or charged with a crime involving dishonesty, breach of trust, or physical harm to any person (except for misdemeanor resulting from harm caused through the operation of a motor vehicle); (ii) willfully engages in conduct that is in bad faith and materially injurious to us (including misappropriation of trade secrets, fraud or embezzlement); (iii) commits a material, uncured breach of the employment agreement; (iv) willfully refuses to implement or follow a lawful policy or directive that is consistent with the terms of the employment agreement; (v) engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally; or (vi) fails to relocate his principal residence as contemplated by the agreement.  Mr. TerBeest may terminate the employment agreement for “Good Reason” upon (i) a change in his position which materially reduces his level of responsibility; (ii) a reduction in his base salary (unless the base salaries of all executive employees are also proportionately reduced); (iii) a relocation of his principal place of employment by more than fifty (50) miles (excluding his relocation to Dallas, Texas); or (iv) a material breach of the employment agreement by us.

Restricted Stock Bonus Agreement with James J. TerBeest

We entered into a Restricted Stock Bonus Agreement with Mr. TerBeest dated May 31, 2005.  Pursuant to the agreement, we issued Mr. TerBeest 500,000 shares of our common stock with an aggregate fair market value of $850,000.  The shares of restricted stock vest in accordance with the following schedule: In the event that the average daily trading volume for our common stock over any consecutive thirty (30) day period equals or exceeds 100,000 shares (the “Trading Volume Goal”), one fortieth (1/40) of the shares shall vest on Wednesday of each week following the achievement of the Trading Volume Goal for a period of forty (40) weeks until the shares are fully vested. In the event of a “Corporate Transaction” (as defined in the agreement), the shares shall immediately become fully vested if within five years after the Corporation Transaction Mr. TerBeest’s service is terminated by the successor company, the Company or a related entity without “Cause” or voluntarily by Mr. TerBeest with “Good Reason.”

For purposes of the agreement, Mr. TerBeest may be terminated for “Cause” in the event of Mr. TerBeest’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or related entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a related entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.  Mr. TerBeest may voluntarily terminate his services for “Good Reason” for: (i) any reduction in his base salary to a level below that in effect at any time within the preceding six (6) months; or (ii) being required to be based at any place outside a 45-mile radius from his job location, except for reasonably required business travel.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2004, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $60,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person’s immediate family had or will have a direct or indirect material interest other than the transactions described below.

Issuance of Series A Convertible Preferred Stock

In December 2003, we issued an aggregate of 1,000,000 shares of Series A convertible preferred stock to MedCap Partners L.P. (“MedCap”) and 750,000 shares of Series A convertible preferred stock to SF Capital, Ltd.  C. Fred Toney, a member of the Board of Directors, is the managing member of MedCap Management & Research LLC, the general partner of MedCap.  In January 2004, we issued an additional 1,000,000 shares of Series A convertible preferred stock to MedCap.  These shares of Series A convertible preferred stock were issued at a per share price of $1.00.  On September 30, 2004, all outstanding shares of Series A convertible preferred stock were voluntarily converted into 4,583,333 shares of common stock.  Such conversion was effected pursuant to the provisions of the Company’s Amended and Restated Certificate of Incorporation and the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock.  The holders of our Series A convertible preferred stock (and the common stock issued upon conversion of the Series A convertible preferred stock) were granted certain registration rights set forth in an Amended and Restated Registration Rights Agreement dated August 31, 2004 by and among Crdentia and the investors listed on Schedule A thereto.

Issuance of Series B Convertible Preferred Stock

On June 16, 2004, we issued 6,250,000 shares of Series B convertible preferred stock at a cash price per share of $0.20 to MedCap.  On September 30, 2004, 2,500,000 shares of Series B convertible preferred stock were voluntarily converted in 833,333 shares of common stock.  On March 29, 2005, the remaining 3,750,000 shares of Series B convertible preferred stock were voluntarily converted into 1,250,000 shares of common stock.  Such conversions were effected pursuant to the provisions of the Company’s Amended and Restated Certificate of Incorporation and the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock.  The holder of our Series B convertible preferred stock (including the common stock issued upon conversion of the Series B convertible preferred stock) was granted certain registration rights set forth in an Amended and Restated Registration Rights Agreement dated August 31, 2004 by and among Crdentia and the investors listed on Schedule A thereto.

Issuance of Series B-1 Convertible Preferred Stock and Warrant to Purchase Series B-1 Convertible Preferred Stock

Effective as of August 9, 2004, we (i) issued approximately 29,841 shares of Series B-1 Convertible Preferred Stock, (ii) issued approximately 40,822 shares of common stock, and (iii) paid approximately $225,000 in cash in exchange for the cancellation of all outstanding principal and accrued and unpaid interest under certain promissory notes issued in 2003.  Nick Liuzza, Jr., who at the time was an employee of Crdentia, received a portion of such cash and shares of Series B-1 convertible preferred stock.

In addition, effective as of August 9, 2004, we issued approximately 7,916 shares of Series B-1 convertible preferred stock at a cash price per share of $60.00 to investors, including James D. Durham, our Chairman and Chief Executive Officer, who purchased 4,166 shares of Series B-1 convertible preferred stock.

On September 30, 2004, we issued 12,644 shares of Series B-1 convertible preferred stock in exchange for the cancellation of $758,640 in outstanding principal plus accrued and unpaid interest under certain convertible subordinated promissory notes issued in 2003. The holders of such notes included James D. Durham, the Company’s Chairman and Chief Executive Officer, Robert P. Oliver, a member of the Company’s Board of Directors, and Health Care Investment Visions, LLC, an entity in which Joseph M. DeLuca, a member of the Company’s Board of Directors, is a managing member.

Effective as of September 30, 2004, the holders of 4,112 shares of Series B-1 convertible preferred stock voluntarily converted those shares into 411,200 shares of common stock.  Such conversion was effected pursuant to the provisions of the Company’s Amended and Restated Certificate of Incorporation and the Certificate of Designations, Preferences and Rights of Series B-1 Convertible Preferred Stock.  The holders of such shares included Mr. Durham, Mr. Oliver, and Health Care Investment Visions, LLC.

In consummation of discussions that began in July 2004, on November 10, 2004, we issued 45,450 shares of Series B-1 Convertible Preferred Stock in exchange for the cancellation of approximately $2.7 million in outstanding principal plus accrued and unpaid interest under certain subordinated promissory notes issued in December 2003. In connection with such conversion, Crdentia entered into a release with Cynthia F. Permenter, Professional Staffing Resources, Inc. and Nursing Services Registry of Savannah, Inc.

The holders of such shares of Series B-1 convertible preferred stock (and the common stock issued upon conversion of the Series B-1 convertible preferred stock) were granted certain registration rights set forth in a Registration Rights Agreement dated August 9, 2004 by and among the Company and the investors listed on Schedule A thereto.

On August 31, 2004, the Company granted a warrant to purchase up to 6,000 shares of Series B-1 convertible preferred stock to MedCap (the “MedCap Warrant”).  The MedCap Warrant is exercisable for a period of five years at a price of $60.00 per share of Series B-1 Preferred Stock.

On March 29, 2005, the remaining 93,043 shares of Series B-1 convertible preferred stock were voluntarily converted into 9,304,300 shares of common stock.  Such conversion was effected pursuant to the provisions of the Company’s Amended and Restated Certificate of Incorporation and the Certificate of Designations, Preferences and Rights of Series B-1 Convertible Preferred Stock.

Issuance of Series C Convertible Preferred Stock and Warrants to Purchase Series C Convertible Preferred Stock

In August, September, October and November, 2004, we issued (i) an aggregate total of 52,502 shares of Series C convertible preferred stock at a cash price per share of $60.00, and (ii) warrants to purchase an aggregate total of 254,596 shares of Series C convertible preferred stock.  Such shares of Series C convertible preferred stock and warrants were issued to certain investors, including MedCap and James D. Durham, the Company’s Chairman and Chief Executive Officer.

The holders of such shares of Series C convertible preferred stock were granted certain registration rights set forth in an Amended and Restated Registration Rights Agreement dated August 31, 2004 by and among Crdentia and the investors listed on Schedule A thereto.

Makewell Agreement

In connection with the August 31, 2004 closing of a Term Loan Credit Facility provided to Crdentia by Bridge Opportunity Finance, LLC (“BOF”), Crdentia was required to enter into a Makewell Agreement (the “Makewell”) with MedCap, BOF and Bridge Healthcare Finance, LLC.  Under the Makewell, MedCap agreed to contribute to the Company a cash amount equal to any “EDITDA Shortfall” (as defined in the Makewell).  Such contributions were to be in the form of purchases of additional shares of Series C convertible preferred stock.  The Makewell terminated in November 2004.

MedCap Loans

To fund working capital needs, in the third quarter of 2004 and the first quarter of 2005 the Company obtained loans in the aggregate amount of $1,450,000 from MedCap (collectively, the “Loans”).  The Loans were payable upon demand, bore interest at the rate of five percent (5%) per annum and were evidenced by secured promissory notes. In connection with the Loans, MedCap was granted a subordinate security interest in all of the assets and property of the Company and its subsidiaries.  The Loans plus accrued interest were repaid on March 29, 2005.  As an incentive to MedCap to provide the Loans, the Company issued 77,751 shares of common stock to MedCap at an average  market value of $2.09 per share.

Issuance of Convertible Subordinated Promissory Notes

In September 2003, we issued $675,000 in principal amount of convertible subordinated promissory notes to six investors.  We issued additional notes in the aggregate principal amount of $235,000 in September, October and December 2003.  Subject to the conversion provisions set forth in the notes, the unpaid principal together with all accrued interest on the notes is due and payable in full one year following the issuance date of each such note.  Interest accrues on the unpaid principal balance at a rate of ten percent (10%) per annum, simple interest, and is payable in quarterly payments.

Three of the purchasers of the notes included Joseph M. DeLuca, Robert P. Oliver and James D. Durham. Messrs. DeLuca and Oliver are current members of our Board of Directors and our audit committee.  Messrs. DeLuca and Oliver purchased, together with an affiliate of Mr. DeLuca’s, notes in the aggregate principal amount of $125,000.  Mr. Durham, a member of our Board of Directors and our Chairman and Chief Executive Officer, purchased a note in the principal amount of $50,000.

Effective September 2, 2004, Mr. DeLuca extended the maturity of his $50,000 convertible subordinated promissory note to March 2, 2005, and effective March 2, 2005, Mr. DeLuca extended the maturity of his convertible subordinated note to March 2, 2006.  We subsequently paid $25,000 in principal outstanding under the note.  Effective September 30, 2004, Crdentia issued 12,611 shares of Series B-1 convertible preferred stock in exchange for the cancellation of $758,640 in outstanding principal plus accrued and unpaid interest under certain of the convertible subordinated promissory notes.  In November 2004 Crdentia paid the remaining $120,000 of outstanding principal and accrued and unpaid interest under the convertible subordinated promissory notes.

Acquisition of Nurses Network, Inc.

In October 2003, we completed our acquisition of Nurses Network, Inc., a California corporation, pursuant to an Agreement and Plan of Reorganization dated July 16, 2003, as amended on September 9, 2003.  The aggregate merger consideration was equal to sixty percent of the sum of Nurses Network, Inc.’s revenue for the six consecutive fiscal quarters commencing with the fiscal quarter ending September 30, 2003 and was payable solely in shares of our common stock.  Subject to the terms and conditions of the merger agreement, we made an advance closing payment of 39,361 shares of our common stock to the former stockholders of Nurses Network, Inc. at the closing.  Robert Kenneth, a member of our Board of Directors, was a director, officer and stockholder of Nurses Network, Inc., and at closing 19,680 shares of common stock were issued to the Kenneth Family Trust U/A 3/11/87.

Two notes were due to the sellers of Nurses Network. The first note amounted to $64,000 and was due in three equal installments on October 2, 2004, October 2, 2005 and October 2, 2006.  Interest was accrued at a financial institution’s Base Rate plus 1%.  The second note, in the amount of $50,432 plus interest accrued at a financial institution’s Base Rate plus 1% was due and payable on July 2, 2004.  Of the original note, $91,932 was payable to a member of the Company’s Board of Directors.  Remaining amounts due on the notes were converted into shares of Series B-1 Preferred Stock in August 2004.

Separation Agreement and General Release

In September 2004 we entered into a Separation Agreement and General Release with William S. Leftwich.  This agreement provides Mr. Leftwich with certain benefits in exchange for, among other things, our receipt of a general release of claims and his cooperation in helping us with the transition of his successor. Pursuant to the terms of the Separation Agreement, we agreed to continue to pay Mr. Leftwich his current base salary of $175,000 per year for a period of one month. In addition, we agreed to accelerate Mr. Leftwich’s vesting in twenty-five percent of the options he holds to purchase 110,504 shares of our common stock and agreed to provide Mr. Leftwich until September 10, 2005 in which to exercise the options. All of such options have expired unexecised.

Stock Purchase Agreement

On May 18, 2004, we and MedCap entered into a Stock Purchase Agreement pursuant to which we and MedCap agreed to purchase an aggregate of 1,766,014 shares of our common stock from certain of our stockholders. Under the Stock Purchase Agreement, MedCap purchased 1,016,014 shares of common stock for $762,010.50 on May 18, 2004.  The remaining 750,000 shares of common stock were delivered to an escrow agent. These shares will be released from escrow as follows: (i) beginning on July 1, 2004 and continuing on the first day of each month through and including June 1, 2005, we, or our assign(s), shall pay $31,250 to the escrow agent, and the escrow agent shall cause 31,250 shares to be transferred to us or our assign(s); and (ii) beginning on July 1, 2005 and continuing on the first day of each month through and including June 1, 2006, we, or our assign(s), shall pay $46,875 to the escrow agent, and the escrow agent shall cause 31,250 shares to be released to us or our assign(s). The escrow agent shall distribute funds received from us, or our assign(s), to the stockholders who are parties to the Stock Purchase Agreement. For July, 2004 and December, 2004, we assigned our right to purchase under the Stock Purchase Agreement to an existing stockholder. Neither we nor our assignee purchased shares subsequent to December, 2004, and the escrow agent was authorized to return all remaining shares to the parties who initially tendered their shares to the escrow agent.

Employment, Bonus and Option Agreements with Executive Officers

We entered into an Employment Agreement with James D. Durham, our Chairman and Chief Executive Officer, and have submitted a proposal in this Proxy Statement to amend the Employment Agreement.  For a description of the Employment Agreement and amendment, please see “PROPOSAL NO. 4 – AMENDMENT TO EMPLOYMENT AGREEMENT WITH JAMES D. DURHAM.”

We entered into a Common Stock Purchase Agreement dated May 15, 2002 with Mr. Durham, pursuant to which Mr. Durham had the right to purchase, at a purchase price of $0.0003 per share, up to a number of additional shares of our common stock equal to 25% of the aggregate number of additional shares of our common stock and other securities convertible into common stock issued or issuable in connection with any acquisitions we complete on or before August 7, 2004.  We have issued an aggregate of 3,689,703 shares as consideration for our four completed acquisitions of Baker Anderson Christie, Inc., New Age Staffing, Inc., Nurses Network, Inc., PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp. As a result of the completion of these acquisitions, Mr. Durham has the right to purchase up to 922,426 shares of our common stock at $0.0003 per share.

In December 2003, our Board of Directors approved certain modifications to our current equity arrangements with Mr. Durham.  In connection with these modifications, Mr. Durham agreed to relinquish certain rights pursuant to the Common Stock Purchase Agreement to purchase additional shares of our common stock that accrue to him after December 31, 2003 in connection with acquisitions that occur either before or after December 31, 2003.  With respect to Mr. Durham’s rights to purchase an additional 922,426 shares of Common Stock that accrued to him prior to such date, we agreed to extend Mr. Durham’s right to purchase such additional shares to fifteen years after the Vesting Expiration Date (as defined in the Common Stock Purchase Agreement).  In consideration for Mr. Durham’s modification of his purchase right, our Board of Directors approved the issuance to him of an option (the “Option”) to purchase up to 2,333,333 shares of our common stock at an exercise price of $0.30 per share, which expires on December 31, 2018.  Mr. Durham is fully vested in the Option, which is exercisable by him in accordance with the following schedule:  One hundred percent (100%) of the shares of our common stock subject to the Option shall be exercisable by Mr. Durham on December 31, 2008.  Notwithstanding the foregoing, a certain number of shares of common stock subject to the Option may be exercised prior to December 31, 2008 upon the closing of certain acquisitions by us.  In addition to the issuance of the Option, we also entered into a Bonus and Other Agreement with Mr. Durham pursuant to which we agreed to pay to Mr. Durham two cash bonuses in the amount of $540,000 each on December 31, 2006 and January 4, 2007.

Mr. Durham was granted an option to purchase 866,666 shares of common stock, at a price per share of $3.10, on August 3, 2004.  This option is exercisable with respect to 433,333 shares and, due to the failure to satisfy certain vesting provisions, the option terminated with respect to the remaining 433,333 shares on December 31, 2004.

We entered into a Restricted Stock Bonus Agreement with Mr. Durham.  For a description of the agreement, please see “Executive Compensation and Other Matters – Employment Contracts, Severance Agreements and Change of Control Arrangements.”

We entered into an Employment Agreement with Pamela G. Atherton, our President.  For a description of the agreement, please see “Executive Compensation and Other Matters – Employment Contracts, Severance Agreements and Change of Control Arrangements.”

We entered into a Restricted Stock Issuance Agreement with Ms. Atherton dated November 1, 2002 and an Option Agreement dated December 16, 2003, pursuant to which she may receive accelerated vesting in the shares of common stock purchased thereby or underlying the option in the event that she is terminated within 18 months of our acquisition.  For a description of such agreements, please see “Executive Compensation and Other Matters – Employment Contracts, Severance Agreements and Change of Control Arrangements.”

Ms. Atherton was granted an option to purchase 433,333 shares of common stock, at a price per share of $3.10, on August 3, 2004.  This option is exercisable with respect to 216,667 shares and, due to the failure to satisfy certain vesting provisions, the option terminated with respect to the remaining 216,666 shares on December 31, 2004.

We entered into a Restricted Stock Bonus Agreement with Ms. Atherton.  For a description of the agreement, please see “Executive Compensation and Other Matters – Employment Contracts, Severance Agreements and Change of Control Arrangements.”

We entered into an Employment Agreement with James J. TerBeest, our Chief Financial Officer.  For a description of the agreement, please see “Executive Compensation and Other Matters – Employment Contracts, Severance Agreements and Change of Control Arrangements.”

We entered into a Restricted Stock Bonus Agreement with Mr. TerBeest.  For a description of the agreement, please see “Executive Compensation and Other Matters – Employment Contracts, Severance Agreements and Change of Control Arrangements.”

Stock and Option Agreements with Directors

In October 2002, we entered into a Restricted Stock Issuance Agreement with each of Robert J. Kenneth and Joseph M. DeLuca pursuant to which we issued each of them 33,333 shares of common stock at a per share price of $0.0201.  In November 2002, we entered into a Restricted Stock Issuance Agreement with Robert P. Oliver pursuant to which we issued him 33,333 shares of common stock at a per share price of $0.0201.  Mr. Kenneth, Mr. DeLuca and Mr. Oliver are members of our Board of Directors.  Each of the directors vests in the shares of common stock over a period of thirty-six months.  In the event that any of the directors is subject to an “involuntary termination” within 18 months of our acquisition, he will immediately accelerate in the remaining shares of common stock.  As defined in the agreement, an “involuntary termination” shall mean the termination of the director’s service which occurs by reason of his involuntary dismissal or discharge for reasons other than “misconduct.”  “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure of confidential information or trade secrets or any other intentional misconduct adversely affecting our business or affairs.

In December 2003, we issued to each of Thomas F. Herman and C. Fred Toney, members of our Board of Directors, an option to purchase 33,333 shares of our common stock with an exercise price of $2.88 in connection with their respective appointments to our Board of Directors.  For further discussion regarding these options grants, please see “Executive Compensation and Other Matters – Equity Compensation Plan Information.”

In May 2004 we issued the following options, with an exercise price of $5.10 per share: (i) an option to purchase 8,333 shares of common stock to Mr. Oliver; (ii) an option to purchase 16,667 shares of common stock to Mr. DeLuca; (iii) an option to purchase 8,333 shares of common stock to Mr. Kenneth; and (iv) an option to purchase 8,333 shares of common stock to Mr. Toney; and (v) an option to purchase 8,333 shares of common stock to Mr. Herman.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our Board of Directors and Audit Committee have selected KBA Group LLP to be our independent auditors for the fiscal year ending December 31, 2005 and have further directed that the selection of the independent auditors be submitted for ratification at the Annual Meeting.  Representatives of KBA Group LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KBA Group LLP as our independent auditors is not required by the Company’s Bylaws or otherwise.  However, the Board of Directors is submitting the selection of KBA Group LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Our independent auditor for the fiscal year ending December 31, 2002 was Sanford H. Feibusch.  Mr. Feibusch was dismissed as our independent auditor following the preparation of his report dated February 5, 2003 on our consolidated financial statements as of December 31, 2002, for the four months then ended and for the period from November 10, 1997 to December 31, 2002.  Pursuant to the recommendation of our Board of Directors and Audit Committee, we engaged BDO Seidman, LLP on April 28, 2003, and BDO Seidman, LLP reported on our financial statements for the fiscal year ended December 31, 2003 and reviewed our quarterly reports on Form 10-QSB filed for the first three fiscal quarters of the fiscal year ended December 31, 2004.  On January 13, 2005 we received a resignation letter from BDO Seidman, LLP.  On January 13, 2005 our Audit Committee approved, and our Board of Directors ratified, the engagement of KBA Group LLP as our independent auditors.  KBA Group LLP reported on our financial statements for the fiscal year ended December 31, 2004.

The report of BDO Seidman, LLP on our financial statements for the fiscal year ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.  In addition, there were no disagreements at any time between Mr. Feibusch or BDO Seidman, LLP, as the case may be, and us on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Mr. Feibusch or BDO Seidman, LLP, would have caused him or it to make reference to the subject matter of the disagreement in his or its report.  In addition, during the Company’s two most recent fiscal years ended December 31, 2004 and 2003 and through January 13, 2005, there were no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-B.

During the fiscal years ended December 31, 2003 and 2004 and the subsequent interim period through January 13, 2005, we did not consult KBA Group LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters that were either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-B).

Audit Fees

The aggregate fees billed by BDO Seidman, LLP for professional services rendered in the fiscal years ended December 31, 2003 and 2004 were approximately $125,500 and $120,700, respectively.

No audit or other services were performed by KBA Group LLP in the fiscal years ended December 31, 2003 and 2004.

Audit fees include amounts billed for our audit and our quarterly reviews.

Tax Fees and All Other Fees

The aggregate fees billed by BDO Seidman, LLP for the fiscal years ended December 31, 2003 and 2004, other than as stated above under the caption “Audit Fees” were $152,600 and $36,600.  The fees incurred in 2003 were primarily for tax and other audit services rendered in connection with our acquisition of New Age Staffing, Inc.  PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp.  The fees incurred in 2004 were primarily for tax and other audit services rendered in connection with our acquisition of PSR Nurse Recruiting, Inc. and PSR Nurses Holdings Corp.

No fees were billed by Mr. Feibusch for the fiscal years ended December 31, 2003 and 2004.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors.  All of the services described above under the caption “Tax Fees and All Other Fees” were pre-approved by the Audit Committee.

Required Vote

The affirmative vote of the holders of a majority of the shares of our common stock and Series C convertible preferred stock present or represented at the Annual Meeting and voting together as a single class is required to approve the ratification of the selection of KBA Group LLP as our independent auditors for the fiscal year ended December 31, 2005.  Abstentions will have the same effect as “no” votes on this proposal, whereas broker “non-votes” will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
THE SELECTION OF KBA GROUP LLP.

PROPOSAL NO. 4

AMENDMENT TO EMPLOYMENT AGREEMENT WITH JAMES D. DURHAM

General

The Board of Directors has approved a proposal to amend the employment agreement with our Chairman and Chief Executive Officer, James D. Durham, which was originally entered into on August 14, 2002, and amended on January 1, 2004 (collectively, the “Employment Agreement”).  The Board of Directors has recommended that this proposal be presented to our stockholders for approval.  The amendment is not currently effective, however, as both the amendment to the Employment Agreement and the Board of Directors’ approval of the amendment are contingent on stockholder approval.

You are now being asked to approve the amendment to the Employment Agreement, a copy of which is attached to this Proxy Statement as Appendix C (the “Amendment”).  Stockholder approval of the Amendment is not required by the Company’s Bylaws or otherwise.  However, the Board of Directors is submitting the Amendment to the stockholders for approval as a matter of good corporate governance.  If the stockholders do not give their approval, we will not enter into the Amendment.  The Board of Directors believes that stockholder approval of the Amendment is in the best interests of Crdentia and its stockholders and will provide proper incentives to Mr. Durham to maximize any sales price for the Company, thereby providing greater value for our stockholders.

Summary of Employment Agreement

Pursuant to the Employment Agreement, a copy of which is attached to this Proxy Statement as Appendix B, have agreed to pay Mr. Durham a base salary $320,000 for the 2004 calendar year, subject to adjustment each calendar year thereafter by the Board of Directors.  In the event that Mr. Durham becomes subject to an “Involuntary Termination,” we have agreed to pay severance to Mr. Durham in one lump sum within thirty (30) days of the date of such Involuntary Termination in an aggregate amount equal to two times his then-current rate of base salary.  In addition, for a period of twenty-four months, Mr. Durham would also be provided with life, health and disability plan benefits.

As used in the Employment Agreement, the term “Involuntary Termination” means the termination of Mr. Durham’s employment with us involuntarily upon his discharge, dismissal or our failure to renew the Employment Agreement.  In addition, the term “Involuntary Termination” also means his termination, voluntarily or involuntarily, provided such termination occurs in connection with (i) a change in his position with us or any successor which materially reduces his level of responsibility or changes his title from Chairman and Chief Executive Officer, (ii) a reduction in his level of compensation, (iii) a relocation of his principal place of employment by more than forty-five (45) miles without his written consent, (iv) our failure to qualify for trading on the OTC Bulletin Board within ninety (90) days of the date of the Employment Agreement or to continuously be listed for trading on the OTC Bulletin Board or another national securities exchange at all times thereafter, or (v) the commencement of any action, arbitration, audit, hearing, investigation, litigation or suit conducted or heard by or before, or otherwise involving, the SEC, the National Association of Securities Dealers or any other federal or state governmental body which has a material adverse effect on the price at which our securities trade and is not principally attributable to his actions or omissions.

Under the Employment Agreement, if Mr. Durham receives the benefit of any payment or distribution of any type from the Company, any of its affiliates, any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company’s assets (within the meaning of Section 280G of the Code and the regulations thereunder) or any affiliate of such person, pursuant to the terms of the Employment Agreement or otherwise (the “Total Payments”), that is subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (collectively, the “Excise Tax”), then Mr. Durham will be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Mr. Durham of all taxes imposed upon the Gross-Up Payment, including any Excise Tax, Mr. Durham will retain an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Total Payments.

Summary of Proposed Amendment to Employment Agreement

The text of the proposed Amendment to the Employment Agreement with Mr. Durham is attached to this Proxy Statement as Appendix B.  Under the Amendment, in the event that, during the term of the Employment Agreement, the Company closes a sale transaction which constitutes a “Change in Control” thereunder (such transaction, a “Corporate Transaction”), Mr. Durham will be entitled to receive a bonus in the amount of one and one-half percent (1 ½%) of the Total Consideration actually paid to the Company’s stockholders in connection therewith.  As used therein, the term “Total Consideration” means the aggregate consideration actually paid to the stockholders of the Company in respect of capital stock of the Company owned by such stockholders and will not include “earn-out”, escrow, hold back or similar contingent payments unless and until such amounts are actually paid to the stockholders of the Company.  Such payment(s) will be made at the same time(s) and in the same form and combination (whether in cash, securities or other property) as the form and combination in which the Total Consideration is paid to the stockholders in respect of their ownership of the Company’s capital stock.

Implications of the Amendment

Mr. Durham will receive a bonus in the amount of one and one-half percent (1 ½%) of the Total Consideration actually paid to the Company’s stockholders in connection with a sale transaction.  The Total Payments received by Mr. Durham (including this bonus) may be subject to Excise Tax.  In the event the Total Payments are subject to Excise Tax, Mr. Durham will be entitled to receive a Gross-Up Payment in an amount such that, after payment by Mr. Durham of all taxes imposed upon the Gross-Up Payment, including any Excise Tax, Mr. Durham will retain an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Total Payments.

Required Vote

The affirmative vote of the holders of a majority of the shares of our common stock and Series C convertible preferred stock present or represented at the Annual Meeting and voting together as a single class is required to approve the Amendment.  Abstentions will have the same effect as “no” votes on this proposal, whereas broker “non-votes” will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE
EMPLOYMENT AGREEMENT WITH JAMES D. DURHAM

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

Based solely upon the copies of Section 16(a) reports which we received from such persons or written representations from them regarding their transactions in our common stock, we believe that, during the period from January 1, 2004 through December 31, 2004, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were met in a timely manner, with the exception of the inadvertent failure to file notices for the following:  (i) the grant of an option to purchase 433,333 shares of common stock to Ms. Atherton on August 3, 2004, which was reflected in a Form 4 filing made on August 9, 2004; (ii) the grant of an option to purchase 16,666 shares of common stock to Mr. DeLuca on May 27, 2004, which was reflected in a Form 4 filed on June 14, 2004; (iii) the issuance of 427 shares of  Series B-1 convertible preferred stock beneficially owned by Mr. DeLuca on September 30, 2004, which was reflected in a Form 4/A filing made on October 12, 2004; (iv) the issuance of 42,700 shares of common stock beneficially owned by Mr. DeLuca on September 30, 2004 in connection with the conversion of 427 shares of Series B-1 convertible preferred stock beneficially owned by Mr. DeLuca, which was reflected in a Form 4 filing made on October 5, 2004, as amended by a Form 4/A filing made on October 12, 2004; (iv) the issuance of 4,270 shares of common stock beneficially owned by Mr. DeLuca on September 30, 2004 as a dividend and distribution on  Series B-1 convertible preferred stock beneficially owned by Mr. DeLuca, which was reflected in a Form 4 filing made on October 5, 2004, as amended by a Form 4/A filing made on October 12, 2004; (v) the issuance of 854 shares of  Series B-1 convertible preferred stock beneficially owned by Mr. Durham on September 30, 2004, which was reflected in a Form 4/A filing made on October 12, 2004; (vi) the issuance of 4,166 shares of  Series B-1 convertible preferred stock beneficially owned by Mr. Durham on August 9, 2004, which was reflected in a Form 4 filing made on August 26, 2004; (vii) the grant of an option to purchase 866,666 shares of common stock to Mr. Durham on August 3, 2004, which was reflected on a Form 4 filing made on August 9, 2004; (viii) the issuance of 1,589 shares of  Series B-1 convertible preferred stock beneficially owned by Mr. Kenneth on September 30, 2004, which was reflected in a Form 4/A filing made on October 12, 2004; (ix) the issuance of 4,751 shares of  Series B-1 convertible preferred stock to Nick Liuzza, Jr. on August 9, 2004, which was reflected in a Form 4 filing made on August 26, 2004; (x) the issuance of 5,002 shares of  Series B-1 convertible preferred stock to Nick Liuzza, Sr. on August 9, 2004, which was reflected in a Form 4 filing made on August 27, 2004; (xi) the grant of an option to purchase 8,333 shares of common stock to Mr. Kenneth on May 27, 2004, which was reflected in a Form 4 filing made on June 24, 2004; (xii) the grant of an option to purchase 8,333 shares of common stock to Mr. Oliver on May 27, 2004, which was reflected in a Form 4 filed on June 14, 2004; (xiii) the issuance of 854 shares of  Series B-1 convertible preferred stock beneficially owned by Mr. Oliver on September 30, 2004, which was reflected in a Form 4/A filing made on October 12, 2004; (xiv) the issuance of 85,400 shares of common stock beneficially owned by Mr. Oliver on September 30, 2004 in connection with the conversion of 854 shares of Series B-1 convertible preferred stock beneficially owned by Mr. Oliver, which was reflected in a Form 4 filing made on October 6, 2004, as amended by a Form 4/A filing made on October 12, 2004; (xv) the issuance of 8,540 shares of common stock beneficially owned by Mr. Oliver on September 30, 2004 as a dividend and distribution on  Series B-1 convertible preferred stock, which was reflected in a Form 4 filing made on October 6, 2004, as amended by a Form 4/A filing made on October 12, 2004; (xvi) the issuance of warrants to purchase 62,570 shares of Series C convertible preferred stock to MedCap Partners L.P. (“MedCap”) on October 18, 2004, which was reflected in a Form 4/A filing made on November 1, 2004; (xvii) the purchase of 1,417 shares of Series C convertible preferred stock by MedCap on October 25, 2004, which was reflected in a Form 4 filing made on November 1, 2004; (xviii) the issuance of warrants to purchase 17,712 shares of Series C convertible preferred stock to MedCap on October 25, 2004, which was reflected in a Form 4 filing made on November 1, 2004; (xix) the purchase of 1,250 shares of Series C convertible preferred stock by MedCap on October 12, 2004, which was reflected in a Form 4 filing made on October 20, 2004; (xx) the purchase of 3,125 shares of Series C convertible preferred stock by MedCap on October 12, 2004, which was reflected in a Form 4 filing made on October 20, 2004; (xxi) the issuance of 3,333,333 shares of common stock to MedCap on September 30, 2004 in connection with the conversion of 2,000,000 shares of Series A convertible preferred stock, which was reflected in a Form 4/A filed on October 14, 2004; (xxii) the issuance of 833,333 shares of common stock to MedCap on September 30, 2004 in connection with the conversion of 2,500,000 shares of Series B convertible preferred stock, which was reflected in a Form 4/A filed on October 14, 2004; (xxiii) the purchase of 1,000,000 shares of Series A convertible preferred stock by MedCap on February 4, 2004, which was reflected on a Form 3 filed on May 19, 2004; (xxiv) the purchase of

1,417 shares of Series C convertible preferred stock beneficially owned by Mr. Toney on October 25, 2004, which was reflected on a Form 4 filed on November 1, 2004.  Mr. Toney disclaims beneficial ownership of the shares held by MedCap Partners L.P., except to the extent of his pecuniary interest therein; (xxv) the issuance of warrants to purchase 17,712 shares of Series C convertible preferred stock beneficially owned by Mr. Toney on October 25, 2004, which was reflected in a Form 4 filed on November 1, 2004.  Mr. Toney disclaims beneficial ownership of the shares held by MedCap Partners L.P., except to the extent of his pecuniary interest therein; (xxvi) the purchase of 1,250 shares of Series C convertible preferred stock beneficially owned by Mr. Toney on October 12, 2004, which was reflected on a Form 4 filed on October 20, 2004.  Mr. Toney disclaims beneficial ownership of the shares held by MedCap Partners L.P., except to the extent of his pecuniary interest therein; (xxvii) the purchase of 3,125 shares of Series C convertible preferred stock beneficially owned by Mr. Toney on October 12, 2004, which was reflected on a Form 4 filed on October 20, 2004.  Mr. Toney disclaims beneficial ownership of the shares held by MedCap Partners L.P., except to the extent of his pecuniary interest therein; (xxviii) the issuance of 3,333,333 shares of common stock beneficially owned by Mr. Toney on September 30, 2004 in connection with the conversion of 2,000,000 shares of Series A convertible preferred stock beneficially owned by Mr. Toney, which was reflected in a Form 4/A filed on October 14, 2004.  Mr. Toney disclaims beneficial ownership of the shares held by MedCap Partners L.P., except to the extent of his pecuniary interest therein; (xxix) the issuance of 833,333 shares of common stock beneficially owned by Mr. Toney on September 30, 2004 in connection with the conversion of 2,500,000 shares of Series B convertible preferred stock beneficially owned by Mr. Toney, which was reflected in a Form 4/A filed on October 14, 2004.  Mr. Toney disclaims beneficial ownership of the shares held by MedCap Partners L.P., except to the extent of his pecuniary interest therein; (xxx) the grant of an option to purchase 8,333 shares of common stock to Mr. Toney on May 27, 2004, which was reflected on a Form 4 filed on June 14, 2004.  Mr. Toney disclaims beneficial ownership of the shares held by MedCap Partners L.P., except to the extent of his pecuniary interest therein; (xxxi) the purchase of 1,000,000 shares of Series A convertible preferred stock beneficially owned by Mr. Toney on February 4, 2004, which was reflected in a Form 4 filed on May 19, 2004.  Mr. Toney disclaims beneficial ownership of the shares held by MedCap Partners L.P., except to the extent of his pecuniary interest therein; (xxxii) the issuance of 1,250,000 shares of common stock beneficially owned by Michael Roth on September 30, 2004 in connection with the conversion of 750,000 shares of Series A convertible preferred stock beneficially owned by Mr. Roth, which was reflected in a Form 4 filed on October 29, 2004; and (xxxiii) the issuance of 93,750 shares of common stock beneficially owned by Mr. Roth on September 30, 2004 as a dividend and distribution on shares of Series A convertible preferred stock beneficially owned by Mr. Roth, which was reflected in a Form 4 filed on October 29, 2004.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Stockholder proposals that are intended to be presented at our 2006 Annual Meeting must be received by our Secretary, Vicki L. Smith, at 14114 Dallas Parkway, Suite 600, Dallas, Texas 75254, no later than June 21, 2006, in order that they may be included in the Proxy Statement and form of proxy relating to that meeting, and must meet all the other requirements as specified in our Bylaws.  In addition, the proxy solicited by the Board of Directors for the 2006 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than June 21, 2006.

OTHER MATTERS

Form 10-KSB

Our annual report on Form 10-KSB for the fiscal year ended December 31, 2004 was filed with the SEC on March 31, 2005 and amended on April 29, 2005.  Upon written request to our Secretary, Vicki L. Smith, at the address of our principal executive offices, the exhibits set forth on the exhibit index of the Form 10-KSB may be made available without charge.

Other Matters

The Board of Directors knows of no other business which will be presented at the Annual Meeting.  If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the proxyholders.

It is important that the proxies be returned promptly and that your shares be represented.  Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ James D. Durham

James D. Durham
Chairman of the Board and
Chief Executive Officer

October 19, 2005
Dallas, Texas

APPENDIX A

CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CRDENTIA CORP.

Crdentia Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:  The name under which the Corporation was originally incorporated was Digivision International, Ltd.

SECOND:  The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is November 10, 1997.

THIRD:  The Board of Directors of the Corporation, acting in accordance with the provisions of Section 141 and 142 of the General Corporation Law of the State of Delaware adopted resolutions to amend paragraph (A) of ARTICLE IV of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

“(A)  Classes of Stock.  This corporation is authorized to issue two classes, denominated Common Stock and Preferred Stock.  The Common Stock shall have a par value of $0.0001 per share and the Preferred Stock shall have a par value of $0.0001 per share.  The total number of shares of Common Stock which this corporation is authorized to issue is one hundred fifty million (150,000,000), and the total number of shares of Preferred Stock which this corporation is authorized to issue is ten million (10,000,000).  Effective as of 5:00 p.m., Eastern Time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each [*] shares of this corporation’s Common Stock, par value $0.0001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.0001 per share, of this corporation.  No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder’s fractional share based upon the fair market value of the Common Stock as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware as determined by this corporation’s Board of Directors.”

FOURTH:  This Certificate of Amendment to Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of the stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law.

A-1

IN WITNESS WHEREOF, Crdentia Corp. has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of             ,    .

By:
James D. Durham,
Chief Executive Officer

*                                         By approving this amendment, stockholders will approve the combination of any number of shares of Common Stock between and including two (2) and ten (10) into one (1) share of Common Stock.  The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders.  In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

A-2

APPENDIX B

EMPLOYMENT AGREEMENT WITH JAMES D. DURHAM

LIFEN, INC.

August 14, 2002

James D. Durham

West Shore Road

Belvedere, California 94920

Dear Mr. Durham:

We are pleased to inform you that the Board of Directors (the “Board”) of Lifen, Inc. (the “Company”) has authorized an employment package for you which will provide certain assurances concerning the terms and conditions of your continued employment with the Company and will allow you to participate in a program of severance benefit payments should your employment terminate.  The purpose of this letter agreement (the “Agreement”) is to document the terms of your employment package by providing you with a formal employment contract.

The Company considers it essential to the continuing operation of the Company and in the best interests of its stockholders to assure the continuous dedication of key management personnel.  It is recognized in the context of public ownership that a termination of an employee’s employment without cause may be sought and that such circumstances could prove distracting to key executives and detrimental to the ongoing management and administration of the Company.  Such distraction is not in the best interest of the stockholders of the Company.  Accordingly, the Board has determined to discourage the inevitable distraction to you in the face of potentially disturbing circumstances inherent in any uncertainty regarding your employment status. This Agreement is intended to secure and encourage your ongoing retention by providing separation benefits in the event that your employment is altered as hereinafter described.  In order to induce you to remain in the employ of the Company, and in consideration of your agreement set forth in Sections 12, 13, 14 and 15 of Part Two hereof, the Company agrees to pay the severance payments and benefits set forth in this Agreement, under the circumstances described herein.

Part One of this Agreement sets forth certain definitional provisions to be in effect for purposes of determining your benefit entitlements.  Part Two specifies the terms and conditions which will apply to your continued employment with the Company, including the severance payments and benefits to which you will become entitled in the event your employment should be terminated.  Part Three concludes this Agreement with a series of general terms and conditions applicable to your employment benefits.

PART ONE — DEFINITIONS

Definitions.  For purposes of this Agreement, including in particular the severance payments and benefits to which Employee may become entitled under Part Two, the following definitions will be in effect:

“Change in Control” means:

(i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company’s incorporation;

(ii) a stockholder approved sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) a transfer of all or substantially all of the Company’s assets pursuant to a partnership or joint venture agreement or similar arrangement where the Company’s resulting interest is less than fifty percent (50%);

(iv) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company’s outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger;

(v) on or after the date hereof, a change in ownership of the Company through an action or series of transactions, such that any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the securities of the combined voting power of the Company’s outstanding securities; or

(vi) a majority of the members of the Board are replaced during any twelve- month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of such appointment of election.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Employee” means James D. Durham.

“Employee Benefit Plan” shall have the meaning given the term under Section 3 of ERISA.

“Employment Period” means the period of Employee’s employment with the Company governed by the terms and provisions of this Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“Involuntary Termination”  means the termination of Employee’s employment with the Company:

(i) involuntarily upon Employee’s discharge, dismissal or the Company’s failure to renew this Agreement pursuant to Section 3 of Part Two, whether or not in connection with a Change in Control; or

(ii) voluntarily or involuntarily, provided such termination occurs in connection with (a) a change in Employee’s position with the Company or any successor which materially reduces Employee’s level of responsibility or changes Employee’s title from Chairman and Chief Executive Officer, as such responsibility and title apply to the ultimate parent entity or similar entity in control of the Company (both before and after any Change in Control), (b) a reduction in Employee’s level of compensation (including base salary, fringe benefits and any non-discretionary bonuses or other incentive payments earned pursuant to objective standards or criteria), (c) a relocation of Employee’s principal place of employment by more than forty-five (45) miles and such change, reduction or relocation is effected without Employee’s written concurrence, (d) failure of the Company to qualify for trading on the over-the- counter bulletin board (“OTCBB”) within ninety (90) days of the date of this Agreement or to continuously be listed for trading on the OTCBB or another national securities exchange at all times thereafter, or (e) the commencement of any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) brought, conducted or heard by or before, or otherwise involving, the Securities and Exchange Commission, the National Association of Securities Dealers or any other federal or state governmental body or any court or other tribunal or arbitrator which has a material adverse effect on the price at which the Company’s securities trade and is not principally attributable to the actions or omissions of Employee.

“Option” means any option or share purchase right granted to Employee under the Stock Option Plan which is outstanding at the time of a Change in Control or Employee’s Involuntary Termination.

“Stock Option Plan” means the Company’s 1996 Stock Incentive Plan (including the predecessor 1994 Stock Option Plan), as amended through the date hereof.

“Termination for Cause” will mean an Involuntary Termination of Employee’s employment for one or more alleged acts of fraud, embezzlement, misappropriation of proprietary information, misappropriation of the Company’s trade secrets or other confidential information, a verifiable breach of Employee’s fiduciary duties to the Company or any other verifiable misconduct adversely affecting the business reputation of the Company in a material manner.

PART TWO — TERMS AND CONDITIONS OF EMPLOYMENT

The following terms and conditions will govern Employee’s employment with the Company throughout the Employment Period and will also, to the extent indicated below, remain in effect following Employee’s termination date.

1.      Employment and Duties.  The Company will continue to employ Employee as an executive officer in the position of Chairman and Chief Executive Officer. Employee agrees to continue in such employment for the duration of the Employment Period and to perform in good faith and to the best of Employee’s ability all services which may be required of Employee in his executive position and to be available to render such services at all reasonable times and places in accordance with reasonable directives and assignments issued by the Board. Employee shall not be required to devote his full time to the business and affairs of the Company.  Employee’s principal place of operations will be at the Company’s corporate offices in Richmond, California.

2.      Term of Agreement.  This Agreement shall be effective as of the date hereof.  The term of this Agreement shall continue in effect for a period of two (2) years from the effective date hereof, subject to the provisions of this Part Two, unless sooner terminated by the parties in accordance with the provisions hereof.  No termination or expiration of this Agreement shall affect any rights, obligations or liabilities of Employee or the Company that shall have accrued on or prior to the date of termination or expiration.

3.      Automatic Extension.  Commencing on the second anniversary of the effective date hereof, and on each succeeding anniversary of such date, the term of this Agreement shall be automatically be extended for one (1) additional year unless, not later than three (3) months preceding such anniversary date, either party to this Agreement shall have given written notice to the other party pursuant to Section 6 of Part Three that such party will not extend the term of this Agreement.

4.      Compensation.

A.    For service in the 2002 calendar year, Employee’s base salary will be paid at the annual rate of Two Hundred Thousand Dollars ($200,000).  Employee’s annual rate of base salary may be subject to adjustment each calendar year by the Board.

B.    Employee’s base salary will be paid at periodic intervals in accordance with the Company’s payroll practices for salaried employees.

C.    Employee will be entitled to such bonuses (if any) for service rendered during the Employment Period as the Board may determine in its sole discretion and based upon the recommendation of the Company’s Compensation Committee and such additional factors as the Board deems appropriate, including Employee’s individual performance and the Company’s financial results.  Employee will be eligible to participate in all bonus plans applicable to the Company’s executives.

D.    The Company will deduct and withhold, from the compensation payable to Employee hereunder, any and all applicable federal, state and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under applicable statute or regulation.

5.      Expense Reimbursement.  Employee will be entitled to reimbursement from the Company for all customary, ordinary and necessary business expenses incurred by Employee in the performance of his duties hereunder, provided Employee furnishes the Company with vouchers, receipts and other substantiation of such expenses in accordance with Company policies.

6.      Fringe Benefits.  During the Employment Period, Employee will be eligible to participate in any group life insurance plan, group medical and/or dental insurance plan, accidental death and dismemberment plan, short-term disability program and other employee benefit plans, including profit sharing plans, cafeteria benefit programs and stock purchase and option plans, which are made available to executives and for which Employee qualifies.

7.      Vacation.  Employee will accrue four (4) weeks of paid vacation benefits during each calendar year of the Employment Period in accordance with the Company policy in effect for executive officers.

8.      Death or Disability.

A.    Upon Employee’s death or disability during the Employment Period, the employment relationship created pursuant to this Agreement will immediately terminate, and no further compensation will become payable to Employee pursuant to Part Two, Section 4.  In connection with such termination by reason of death, the Company will only be required to pay Employee (or his estate) any unpaid compensation earned under Part Two, Section 4 for services rendered through the date of Employee’s death, together with a special termination payment equal to the additional amount of base salary Employee would have earned hereunder had his employment continued for an additional thirty (30) days.  In connection with such termination by reason of disability, the Company will be required to pay to Employee any unpaid compensation earned under Part Two, Section 4 for services rendered through the date of his disability, together with the severance benefits set forth in Section 9 below.  However, the Company’s obligation to provide such severance benefits shall be reduced and offset, dollar-for-dollar, by any income continuation payments provided Employee under any disability income/insurance programs funded by the Company on Employee’s behalf.

B.    Employee will be deemed disabled if he is so characterized pursuant to the terms of the Company’s disability insurance policies applicable to Employee from time to time or, if no such policy is applicable, if Employee is unable to perform the essential functions of his duties for physical or mental reasons for one hundred twenty (120) consecutive days, or one hundred eighty (180) days during any twelve (12) month period.

C.    Upon death or disability the terms of the Stock Option Plan will apply.

9.      Severance Benefits.  Employee will be entitled to receive only the severance benefits specified below in the event there should occur a termination of Employee’s employment by reason of disability or an Involuntary Termination of Employee’s employment (other than a Termination for Cause):

A.    Severance Benefit.  The Company will make a severance payment to Employee, in one lump sum within thirty (30) days of the date of his Involuntary Termination, in an aggregate amount equal to two (2) times Employee’s then- current rate of base salary.  Employee may elect, in his sole discretion, to have the severance benefit payable pursuant to this Section 9.A. in monthly installments over a one year period following the date of his Involuntary Termination.

B.    Welfare Benefits.  For a period of twenty-four (24) months, Employee (and his dependents, as applicable) shall be provided by the Company with the same life, health and disability plan participation, benefits and other coverages to which he was entitled as an employee immediately before the disability or the Involuntary Termination.  In the event that under applicable law or the terms of the relevant Employee Benefit Plans such participation, benefits and/or coverage cannot be provided to Employee following his Involuntary Termination, such coverage and/or benefits shall be provided directly by the Company pursuant to this Agreement on a comparable basis.  In its sole discretion, the Company may obtain such coverage and benefits for Employee through private insurance acquired at the Company’s expense. Amounts paid or payable to or on behalf of Employee pursuant to any “employee welfare benefit plan,” as defined in ERISA, providing health and/or disability benefits, that is sponsored by the Company or an affiliate of the Company, shall be credited against amounts due under this Section 9.B.  To the maximum extent permitted by applicable law, the benefits provided under this Section 9.B. shall be in discharge of any obligations of the Company or any rights of Employee under the benefit continuation provisions under Section 4980A of the Code and Part VI of Title I of ERISA (“COBRA”) or any other legislation of similar import.

C.    Option Acceleration.  Solely in connection with the Involuntary Termination of Employee’s employment (other than Termination for Cause), whether before or after a Change in Control transaction, each of Employee’s Options under the Stock Option Plan and all restricted or unvested stock granted by the Company will (to the extent not then otherwise exercisable or vested) automatically accelerate and vest and any repurchase rights with respect thereto will terminate so that each such Option or share of restricted or unvested Common Stock will become immediately exercisable and fully exercisable or vested as of the date of termination.  Each such accelerated Option, together with all of Employee’s other vested Options, will remain exercisable following Employee’s Involuntary Termination and may be exercised for any or all of the option shares, including the accelerated shares, in accordance with the exercise provisions of the Option agreement evidencing the grant during the full term of such Option agreement.

D.    Release of Company.  Receipt of severance benefits pursuant to this Section 9 shall be in lieu of all other amounts payable by the Company to Employee and in settlement and complete release of all claims Employee may have against the Company other than those arising out of the severance benefits due and payable under Sections 9 and 17 of Part Two of this Agreement and Employee’s rights under Part Three of this Agreement.  Employee acknowledges and agrees that execution of a mutual general release of claims setting forth the terms of this Section 9.D. and otherwise reasonably acceptable to the Company and Employee shall be a condition precedent to the Company’s obligation to pay severance benefits hereunder.

10.    Option/Vesting Acceleration upon Change in Control.

A.    To the extent the acquiring company in any Change in Control transaction does not assume or otherwise continue in full force and effect the Employee’s outstanding Options under the Stock Option Plan, those Options shall automatically accelerate and vest so that each such Option will, immediately prior to the Change in Control, become fully exercisable for all the option shares and shall terminate immediately after the Change in Control transaction.

B.    The following provisions shall govern any Options which are to be assumed or otherwise continued in effect in the Change in Control and any restricted or unvested shares of Common Stock held by the Employee at the time of the Change in Control.  The Options shall accelerate and vest at the time of the Change in Control so that each Option will become exercisable for all of the Option shares immediately prior to the Change in Control transaction, except to the extent the Option parachute payment attributable to such accelerated vesting would otherwise result in an excess parachute payment under Code Section 280G.  Any Option which does not accelerate and vest at the time of the Change in Control by reason of the foregoing limitation shall continue to become exercisable and vest in accordance with the vesting schedule applicable to that Option immediately prior to the Change in Control.

Any restricted or unvested shares of Common Stock held by the Employee at the time of the Change in Control shall immediately vest at that time and the Company’s repurchase rights with respect to those shares shall terminate, except to the extent the parachute payment attributable to such accelerated vesting, when added to the parachute payment attributable to the acceleration of the Employee’s outstanding Options, would result in an excess parachute payment under Code Section 280G.  The Company’s repurchase rights with respect to any restricted or unvested shares which do not vest at the time of the Change in Control by reason of the foregoing limitation shall continue in effect and shall be assigned to any successor entity in the Change in Control transaction, and Employee shall continue to vest in those shares in accordance with the vesting schedule in effect for the shares immediately prior to the Change in Control.

Any Option which does not accelerate, and any restricted or unvested shares of Common Stock which do not vest at the time of the Change in Control by reason of the foregoing limitations shall immediately vest in full pursuant to the provisions of Section 9.C. upon any Involuntary Termination of Employee’s employment following the Change in Control (other than a Termination for Cause). Each such accelerated Option, together with each of the Employee’s other vested Options shall remain exercisable and outstanding for the full term of the Option agreement evidencing such Option and may be exercised for any or all of the Option shares, including the accelerated shares, in accordance with the provisions of such Option agreement.

All determinations concerning the application of the parachute payment provisions of Code Section 280G to the accelerated vesting of Options and shares pursuant to this Section 11 shall be made in accordance with the procedures set forth in Section 17.B.

Each Option which is assumed or otherwise continued in effect will be appropriately adjusted to apply to the number and class of securities which would have been issued to Employee in the consummation of the Change in Control transaction had the Option been exercised immediately prior to such transaction, and appropriate adjustments will be made to the Option exercise price payable per share, provided the aggregate exercise price will remain the same.

11.    Restrictive Covenant.  During the Employment Period, Employee will not directly or indirectly, whether for Employee’s own account or as an employee, consultant or advisor, provide services to any business enterprise other than the Company, unless otherwise authorized by the Company in writing.

12.    Non-Solicitation and Non-Disparagement.  During any period for which Employee is receiving compensation payments pursuant to Part Two, Section 4 and one (1) year thereafter, Employee will not directly or indirectly (i) solicit any Company employee, independent contractor or consultant to leave the Company’s employ or otherwise terminate such person’s relationship with the company for any reason or interfere in any other manner with the employment or other relationships at the time existing between the Company and its current employees, independent contractors or consultants, (ii) solicit any of the Company’s customers for products or services substantially similar to those offered by the Company, or (iii) disparage the Company or any of its stockholders, directors, officers, employees or agents.

13.    Confidentiality.

A.    Employee hereby acknowledges that the Company may, from time to time during the Employment Period, disclose to Employee confidential information pertaining to the Company’s business and affairs and client base, including (without limitation) customer lists and accounts, other similar items indicating the source of the Company’s income and information pertaining to the salaries, duties and performance levels of the Company’s employees.  Employee will not, at any time during or after such Employment Period, disclose to any third party or directly or indirectly make use of any such confidential information, including (without limitation) the names, addresses and telephone numbers of the Company’s customers, other than in connection with, and in furtherance of, the Company’s business and affairs.  Nothing contained in this section shall be construed to prevent Employee from disclosing the amount of his salary.

B.    All documents and data (whether written, printed or otherwise reproduced or recorded) containing or relating to any such proprietary information of the Company which come into Employee’s possession during the Employment Period will be returned by Employee to the Company immediately upon the termination of the Employment Period or upon any earlier request by the Company, and Employee will not retain any copies, notes or excerpts thereof. Notwithstanding the foregoing, Employee shall be entitled to retain his file or Rolodex containing names, addresses and telephone numbers and personal diaries and calendars; provided, however, that Employee shall continue to be bound by the terms of Section 14.A. above to the extent such retained materials constitute confidential information.

C.    Employee’s obligations under this Section 14 will continue in effect after the termination of his employment with the Company, whatever the reason or reasons for such termination, and the Company will have the right to communicate with any of Employee’s future or prospective employers concerning his continuing obligations under this Section 14.

14.    Ownership Rights.

A.    All materials, ideas, discoveries and inventions pertaining to the Company’s business or clients, including (without limitation) all patents and copyrights, patent applications, patent renewals and extensions and the names, addresses and telephone numbers of customers, will belong solely to the Company.

B.    All materials, ideas, discoveries and inventions which Employee may devise, conceive, develop or reduce to practice (whether individually or jointly with others) during the Employment Period will be the sole property of the Company and are hereby assigned by Employee to the Company, except for any idea, discovery or invention (i) for which no Company equipment, supplies, facility or trade secret information is used, (ii) which is developed entirely on Employee’s own time and (iii) which neither (a) relates at the time of conception or reduction to practice, to the Company’s business or any actual or demonstrably- anticipated research or development program of the Company nor (b) results from any work performed by Employee for the Company.  The foregoing exception corresponds to the assignment of inventions precluded by California Labor Code Section 2870, attached as Exhibit A.

C.    Employee will, at all times whether during or after the Employment Period, assist the Company, at the Company’s sole expense, in obtaining, maintaining, defending and enforcing all legal rights and remedies of the Company, including, without limitation, patents, copyrights and other proprietary rights of the Company.  Such assistance will include (without limitation) the execution of documents and assistance and cooperation in legal proceedings.

D.    Employee will continue to be bound by all the terms and provisions of Employee’s existing Proprietary Information Agreement with the Company, and nothing in this document will be deemed to modify or affect Employee’s duties and obligations under those other agreements.

15.    Termination of Employment.

A.    The Company (or any successor entity resulting from a Change in Control) may terminate Employee’s employment under this Agreement at any time for any reason, with or without cause, by providing Employee with at least seven (7) days prior written notice.  However, such notice requirement will not apply in the event there is a Termination for Cause under subsection D below.

B.    In the event there is a termination of Employee’s employment by reason of disability or an Involuntary Termination of his employment with the Company (other than Termination for Cause) during the Employment Period, Employee will become entitled to the benefits specified in Part Two, Section 9 in addition to any unpaid compensation earned by Employee under Part Two, Section 4 for services rendered prior to such termination.  However, in the event of such disability, the Company’s obligation to provide benefits under Part Two, Section 9 shall be reduced and offset, dollar-for-dollar, by any income continuation payments provided Employee under any disability income/ insurance program funded by the Company on Employee’s behalf.

C.    Should Employee’s employment with the Company terminate by reason of his death during the Employment Period, no severance benefits will be payable to Employee under Part Two, Section 9, and only the limited death benefits provided under Part Two, Section 8 will be payable.

D.    The Company may at any time, upon written notice, terminate Employee’s employment hereunder for any act qualifying as a Termination for Cause.  Such termination will be effective immediately upon such notice.

E.     Upon such Termination for Cause, the Company will only be required to pay Employee any unpaid compensation earned by Employee pursuant to Part Two, Section 4 for services rendered through the date of such termination, and no termination or severance benefits will be payable to Employee under Part Two, Section 9.

16.    Tax Effect of Payments.

A.    Gross-Up Payment.  In the event that it is determined that any payment or distribution of any type to or for Employee’s benefit made by the Company, by any of its affiliates, by any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company’s assets (within the meaning of Section 280G of the Code and the regulations thereunder) or by any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the “Total Payments”), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the “Excise Tax”), then Employee shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Employee of all taxes imposed upon the Gross-Up Payment, including any Excise Tax, Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Total Payments.

B.    Determination by Accountant.  All mathematical determinations and all determinations of whether any of the Total Payments are “parachute payments” (within the meaning of Section 280G of the Code) that are required to be made under this Section 17, including all determinations of whether a Gross-Up Payment is required, of the amount of such Gross-Up Payment and of amounts relevant to the last sentence of this Section 17, shall be made by an independent accounting firm selected by Employee and reasonably acceptable to the Company from among the largest five (5) accounting firms in the United States (the “Accounting Firm”), which shall provide its determination, together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matters (the “Determination”), both to the Company and to Employee within five (5) business days of Employee’s termination date, if applicable, or such earlier time as is requested by the Company or by Employee (if Employee reasonably believes that any of the Total Payments may be subject to the Excise Tax).  If the Accounting Firm determines that no Excise Tax is payable by Employee, it shall furnish Employee with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that Employee has substantial authority not to report any Excise Tax on Employee’s federal income tax return.  If a Gross-Up Payment is determined to be payable, it shall be paid to Employee within five (5) business days after the Determination is delivered to the Company or to Employee.  Any Determination by the Accounting Firm shall be binding upon the Company and Employee, absent manifest error.  All of the costs and expenses of the Accounting Firm shall be borne by the Company.

C.    Underpayments and Overpayments.  As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Company should have been made (“Underpayments”) or that Gross-Up Payments will have been made by the Company which should not have been made (“Overpayments”).  In either event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred.  In the case of an Underpayment, the amount of such Underpayment shall promptly be paid by the Company to or for Employee’s benefit.  In the case of an Overpayment, Employee shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company and otherwise reasonably cooperate with the Company to correct such Overpayment; provided, however, that (i) Employee shall in no event be obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that Employee has retained or has received as a refund from the applicable taxing authorities and (ii) this provision shall be interpreted in a manner consistent with the intent of this Section 17, which is to make Employee whole, on an after-tax basis, for the application of the Excise Tax, it being understood that the correction of an Overpayment may result in Employee’s repaying to the Company an amount which is less than the Overpayment.

PART THREE — MISCELLANEOUS PROVISIONS

1.      Mitigation.  Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise and no future income earned by Employee from employment or otherwise shall in any way reduce or offset any payments due to Employee hereunder.  The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Employee’s existing rights which would accrue solely as a result of the passage of time, under any Company Employee Benefit Plan, “Payroll practice” (as defined in ERISA), compensation arrangement, incentive plan, stock option or other stock-related plan.

2.      Successors.  This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the stock, business or assets of the Company whether by merger, consolidation, division, sale or otherwise (and such successor shall thereafter be deemed “the Company” for the purposes of this Agreement).  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement entitling Employee to the benefits hereunder, as though Employee was subject to Involuntary Termination. This Agreement shall be binding upon and inure to the benefit of Employee, his successors, assigns, executors, administrators or beneficiaries.

3.      Indemnification.  The indemnification provisions for officers and directors under the Company’s Bylaws and any applicable indemnification agreement between Employee and the Company will (to the maximum extent permitted by law) be extended to Employee, during the period following Employee’s Involuntary Termination, with respect to any and all matters, events or transactions occurring or effected during Employee’s Employment Period.

4.      Miscellaneous.  The provisions of this Agreement will be construed and interpreted under the laws of the State of California.  This Agreement incorporates the entire Agreement between Employee and the Company relating to the terms of his employment and the subject of severance benefits and supersedes all prior agreements and understandings with respect to such subject matter. This Agreement may only be amended by written instrument signed by Employee and an authorized officer of the Company.

5.      Arbitration.  Any controversy which may arise between Employee and the Company with respect to the construction, interpretation or application of any of the terms, provisions, covenants or conditions of this Agreement or any claim arising from or relating to this Agreement will be submitted to final and binding arbitration in San Francisco, California in accordance with the rules of the American Arbitration Association then in effect.

6.      Notices.  Any notice required to be given under this Agreement shall be deemed sufficient, if in writing, and sent by certified mail, return receipt requested, via overnight courier, or hand delivered to the Company at its last known address, and to Employee at his most recent address reflected in the permanent Company records.

Copies of each such notice delivered by either the Company or Employee shall be provided to each current member of the Board at each such director’s current address as listed in the Company’s records.

7.      Legal Costs.  If any legal action or other proceeding is brought by Employee for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, Employee shall be entitled to recover reasonable attorneys fees and other costs incurred in that action or proceeding, in addition to any other relief to which Employee may be entitled, in the event and to the extent that Employee prevails in such action or other proceeding. Notwithstanding anything herein above to the contrary, as between Employee and the Company, the Company shall bear all legal costs and expenses of defending the validity of this Agreement against any third party.  The Company shall bear all legal costs and expenses incurred in the event the Company should contest or dispute the characterization of any amounts paid pursuant to this Agreement as being nondeductible under Section 280G of the Code or subject to imposition of an excise tax under Section 4999 of the Code.

[Remainder of Page Intentionally Left Blank]

Please indicate your acceptance of the foregoing provisions of this Agreement by signing the enclosed copy of this Agreement and returning it to the Company.

Very truly yours,

Lifen, Inc.

By:	Robert Gordon

Title:	President

ACCEPTED BY AND AGREED TO:

/s/ James D. Durham
James D. Durham

Dated: August 14, 2002

EXHIBIT A

Section 2870.  APPLICATION OF PROVISION PROVIDING THAT EMPLOYEE WILL ASSIGN OR OFFER TO ASSIGN RIGHTS IN INVENTION TO EMPLOYER.

(a)     Any provision in an employment agreement which provides that an employee will assign, or offer to assign, any of his or her rights in an invention to his or her employer will not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)   Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer.

(2)   Result from any work performed by the employee for his employer.

(b)    To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is made on January 1, 2004 by and between Crdentia Corp., a Delaware corporation (the “Company”) and James D. Durham (“Employee”).

RECITALS

A.     The Company (under its former name, Lifen, Inc.) and Employee entered into a certain Employment Agreement dated August 14, 2002 (the “Employment Agreement”).

B.      Each of the Company and Employee desire to amend and restate certain provisions of the Employment Agreement.

In consideration of the foregoing and the promises and covenants contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows.  Any capitalized terms not otherwise defined herein shall have the meanings given such terms in the Employment Agreement:

1.      Deletion of Defined Terms in Part One.  Each of the defined terms “Option” and “Stock Option Plan” in Part I shall be deleted in its entirety.

2.      Amendment and Restatement of Part Two, Section 1.  The last sentence of Part Two, Section 1 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“Employee’s principal place of operations will be at the Company’s corporate offices in Dallas, Texas.”

3.      Amendment and Restatement of Part Two, Section 4(A).  Part Two, Section 4(A) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“A.      For service in the 2004 calendar year, Employee’s base salary will be paid at the annual rate of Three Hundred Twenty Thousand Dollars ($320,000).  Thereafter, Employee’s annual rate of base salary may be subject to adjustment each calendar year by the Board.”

4.      Deletion of Part Two, Section 8(C).  Part Two, Section 8(C) of the Employment Agreement is hereby deleted in its entirety.

5.      Deletion of Part Two, Section 9(C).  Part Two, Section 9(C) of the Employment Agreement is hereby deleted in its entirety.

6.      Deletion of Part Two, Section 10.  Part Two, Section 10 of the Employment Agreement is hereby deleted in its entirety.

7.      Amendment and Restatement of Part Two, Section 12.  Part Two, Section 12 of the Employment Agreement and is hereby amended and restated in its entirety to read as follows:

“12.     Non-Solicitation and Non-Disparagement.  During any period for which Employee is receiving compensation payments pursuant to Part Two, Section 4 and for eighteen (18) months thereafter, Employee will not directly or indirectly (i) solicit any Company employee, independent contractor or consultant to leave the Company’s employ or otherwise terminate such person’s relationship with the Company for any reason or interfere in any other manner with the employment or other relationships at the time existing between the Company and its current employees, independent contractors or consultants or (ii) solicit any of the Company’s customers for products or services substantially similar to those offered by the Company.  In addition, Employee will not disparage the Company or any of its stockholders, directors, employees or agents (collectively the “Company Representatives”), and neither the Company nor the Company Representatives will disparage Employee.

8.      Amendment and Restatement of Part Two, Section 13.  Each reference in Part Two, Section 13 of the Employment Agreement to “Section 14” is hereby amended and restated in its entirety to refer to “Section 13,” as applicable.

9.      Amendment and Restatement of Part Two, Section 15(A).  Part Two, Section 15(A) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“A.            The Company (or any successor entity resulting from a Change in Control) may terminate Employee’s employment under this Agreement at any time for any reason, with or without cause, by providing Employee with at least seven (7) days prior written notice.  However, such notice requirement will not apply in the event there is a Termination for Cause under subsection D below.  Employee may terminate employment with the Company at any time for any reason, with or without cause, upon at least ninety (90) days prior written notice.  During such period, Employee shall continue to diligently perform all of Employee’s duties hereunder.  The Company shall have the option, in its sole discretion, to make Employee’s termination effective at any time prior to the end of the 90 day notice period as long as the Company pays Employee all compensation to which Employee is entitled up through the last day of the 90 day notice period.”

10.    Amendment and Restatement of Part Two, Section 16.  Each reference in Part Two, Section 16 of the Employment Agreement to “Section 17” is hereby amended and restated in its entirety to refer to “Section 16,” as applicable.

11.    Addition of Section 17 to Part Two.  Part Two of the Employment Agreement is hereby amended to add a Section 17 which shall read as follows:

A.  Non-Competition.  As an inducement for the Company’s entering into this Agreement and in consideration of the Company’s agreement to furnish Employee with certain confidential and proprietary information regarding the Company pursuant to Part Two, Section 13 of this Agreement, Employee covenants that commencing on the date hereof (the “Effective Date”) and for a period ending eighteen (18) months following the termination of Employee’s employment with the Company (the “Term”), the Employee shall not, directly or indirectly, manage, engage in, operate or conduct, prepare to or plan to conduct or assist any person or entity to conduct any business, or have any controlling interest in any business, person, firm, corporation or other entity (as a principal, owner, agent, employee, shareholder, officer, director, joint venturer, partner, member, security holder, creditor, consultant or in any other capacity) whose revenue is generated principally from a business which is competitive with the Business anywhere in the United States (the “Territory”).  As used herein, the term “Business” shall refer to the business of the company and its subsidiaries of operating a temporary nurse staffing company, including, without limitation, the provision of travel and per diem temporary nurse staffing services; provided, however, that the term “Business” shall not include the business of operating a temporary nurse staffing company which is directly reimbursed by Medicare, Medicaid or any successor federal program, which such business and its operations shall not be considered competitive with the Business for the purpose of this Section 17.  The covenants set forth in this Section 17 shall be construed as a series of separate covenants covering their subject matter in each of the separate states with the Territory, and except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant set forth above in this Section 17.  To the extent that any such covenant shall be judicially unenforceable in any one or more states in the United States, such covenant shall not be affected with respect to each of such other states in the Territory.  Each covenant with respect to such state in the Territory shall be construed as severable and independent.”

12.    Addition of Section 18 to Part Two.  Part Two of the Employment Agreement is hereby amended to add a Section 18 which shall read as follows:

“18.     Injunctive Relief and Termination

A.        General.  Employee acknowledges and agrees that (i) the covenants and restrictions contained in Part Two, Section 17 of this Agreement are necessary, fundamental and required for the protection of the Business, (ii) such covenants relate to matters which are of a special, unique and extraordinary character that gives each of such covenants a special, unique and extraordinary value; and (iii) the Company will suffer irreparable harm in the event that Employee breaches any of his obligations under Part Two, Section 17 hereof, and that monetary damages shall be inadequate to compensate the Company for any such breach.  Employee agrees that in the event of any breach or threatened breach by Employee of any of the provisions of Part Two, Section 17 hereof, the Company shall be entitled to a temporary restraining order, preliminary injunction and/or permanent injunction in order to prevent or restrain any such breach or threatened breach by Employee, or by any or all of Employee’s agents, representatives or other persons directly or indirectly acting for, on behalf of or with Employee, and the Company will not be obligated to post bond or other security in seeking such relief.

B.        No Limitation of Remedies.  Notwithstanding the provisions set forth in Section 18(A) above, or any other provision contained in this Agreement, the parties hereby agree that no remedy conferred by any of the specific provisions of this Agreement, including, without limitation, this Section 18, is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.”

13.    Addition of Section 19 to Part Two.  Part Two of the Employment Agreement is hereby amended to add a Section 19 which shall read as follows:

“19.     Reasonableness of Restrictions.  EMPLOYEE HAS CAREFULLY READ AND CONSIDERED THE PROVISIONS OF PART TWO, SECTION 17 HEREOF AND, HAVING DONE SO, HEREBY AGREES THAT THE RESTRICTIONS SET FORTH IN SUCH SECTIONS ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF THE COMPANY AND ITS ASSETS AND PROPERTIES, INCLUDING, WITHOUT LIMITATION, THE BUSINESS.  IF ANY COVENANT IN PART TWO, SECTION 17 IS HELD TO BE UNREASONABLE, ARBITRARY, OR AGAINST PUBLIC POLICY, SUCH COVENANT WILL BE CONSIDERED TO BE DIVISIBLE WITH RESPECT TO SCOPE, TIME, AND GEOGRAPHIC AREA, AND SUCH LESSER SCOPE, TIME, OR GEOGRAPHIC AREA, OR ALL OF THEM, AS A COURT OF COMPETENT JURISDICTION MAY DETERMINE TO BE REASONABLE, NOT ARBITRARY, AND NOT AGAINST PUBLIC POLICY, WILL BE EFFECTIVE, BINDING AND ENFORCEABLE AGAINST EMPLOYEE.”

14.    Amendment and Restatement of Part Three, Section 4.  Part Three, Section 4 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“4.       Miscellaneous.  The provisions of this Agreement will be construed and interpreted under the laws of the State of Texas.  This Agreement incorporates the entire Agreement between Employee and the Company relating to the terms of his employment and the subject of severance benefits and supersedes all prior agreements and understandings with respect to such subject matter.  This Agreement may only be amended by written instrument signed by Employee and an authorized officer of the Company.”

15.    Amendment and Restatement of Part Three, Section 5.  Part Three, Section 5 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“5.       Arbitration.  Any controversy which may arise between Employee and the Company with respect to the construction, interpretation or application of any of the terms, provisions, covenants or conditions of this Agreement or any claim arising from or relating to this Agreement will be submitted to final and binding arbitration in Dallas, Texas in accordance with the rules of the American Arbitration Association then in effect.  Notwithstanding the foregoing, either party may, at its option, seek injunctive relief in a court of competent jurisdiction for any claim or controversy arising out of or related to the unauthorized use, disclosure, or misappropriation of the confidential and/or proprietary information of the other party or other breach of the nonsolicitation, nondisparagement, or noncompetition provisions set forth in Part Two, Sections 12, 13, 14 and 17 above.”

16.    Effect of Amendment.  Except as expressly amended, restated or consented to in this Amendment, the Employment Agreement shall continue in full force and effect.  In the event of any conflict between the terms of this Amendment and the Employment Agreement, the terms of this Amendment shall govern and control.

17.    Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

18.    Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.    Severability.  If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

20.    Entire Agreement.  This Amendment, together with the Employment Agreement and the agreements executed pursuant hereto and thereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

CRDENTIA CORP.

By:	/s/ Robert Kenneth
Robert Kenneth
Chairman of the Compensation Committee

EMPLOYEE:

/s/ James D. Durham
James D. Durham

APPENDIX C

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (the “Amendment”) is made on                   by and between Crdentia Corp., a Delaware corporation (the “Company”) and James D. Durham (“Employee”).

RECITALS

A.     The Company (under its former name, Lifen, Inc.) and Employee entered into a certain Employment Agreement dated August 14, 2002, which was amended by that certain Amendment to Employment Agreement dated January 1, 2004 (collectively, the “Employment Agreement”).

B.      Each of the Company and Employee desire to further amend and restate certain provisions of the Employment Agreement.

In consideration of the foregoing and the promises and covenants contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows.  Any capitalized terms not otherwise defined herein shall have the meanings given such terms in the Employment Agreement:

1.      Addition of subsection E to Part Two, Section 4.  Part Two, Section 4 of the Employment Agreement is hereby amended to add a subsection E which shall read as follows:

“E.           In the event that, during the term of this Agreement, the Company closes a sale transaction which constitutes a “Change in Control” hereunder (such transaction, a “Corporate Transaction”), Employee shall be entitled to receive a bonus in the amount of one and one-half percent (1½%) of the Total Consideration actually paid to the Company’s stockholders in connection therewith.  As used herein, the term “Total Consideration” shall mean the aggregate consideration actually paid to the stockholders of the Company in respect of capital stock of the Company owned by such stockholders and shall not include “earn-out”, escrow, hold back or similar contingent payments unless and until such amounts are actually paid to the stockholders of the Company.  Such payment(s) shall be made at the same time(s) and in the same form and combination (whether in cash, securities or other property) as the form and combination in which the Total Consideration is paid to the stockholders in respect of their ownership of the Company’s capital stock.”

2.      Effect of Amendment.  Except as expressly amended, restated or consented to in this Amendment, the Employment Agreement shall continue in full force and effect.  In the event of any conflict between the terms of this Amendment and the Employment Agreement, the terms of this Amendment shall govern and control.

3.      Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

4.      Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.      Severability.  If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.      Entire Agreement.  This Amendment, together with the Employment Agreement and the agreements executed pursuant hereto and thereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

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C-1

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

CRDENTIA CORP.

By:
Robert Kenneth
Chairman of the Compensation Committee

EMPLOYEE:

James D. Durham

C-2

PROXY	CRDENTIA CORP.	PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 8, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James D. Durham and James J. TerBeest, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote, either on his or her own behalf or on the behalf of any entity or entities, at the Annual Meeting of Stockholders of Crdentia Corp. (the “Company”) to be held on Tuesday, November 8, 2005, or at any postponements or adjournments thereof, as specified below with the same force and effect as the undersigned might or could do if personally present thereat.  The undersigned revokes all previous proxies and acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on November 8, 2005 and the Proxy Statement.

THIS PROXY CONFERS ON EACH PROXYHOLDER DISCRETIONARY AUTHORITY TO VOTE ON ANY MATTER AS TO WHICH A CHOICE IS NOT SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINATED DIRECTORS AND IN FAVOR OF THE OTHER PROPOSALS, AND WILL BE VOTED BY THE PROXYHOLDER AT HIS OR HER DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

(Continued and to be signed on the Reverse Side)

The Board of Directors recommends a vote FOR the directors listed below and a vote FOR each of the listed proposals.  This Proxy, when properly executed, will be voted as specified below.

1.               To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to authorize a reverse stock split of the Company’s common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. To elect two (2) Class III directors to the Board of Directors of the Company to hold office until their successors are duly elected and qualified.	☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY to vote for all nominees listed below	☐ EXCEPTIONS

Nominees: Joseph M. DeLuca and James D. Durham

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “Exceptions” box and write the name(s) of such nominee(s) on the space provided below.)

EXCEPTIONS

3.               To ratify the appointment of KBA Group LLP as independent auditors of the Company for the fiscal year ending December 31, 2005.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.               To approve an amendment to the Company’s employment agreement with James D. Durham, our Chairman and Chief Executive Officer, to provide for a bonus to be paid upon a sale of the Company.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.               In accordance with the discretion of the Proxyholders, to act upon all matters incident to the conduct of the Annual Meeting and upon other matters as may properly come before the Annual Meeting.

Dated:	, 2005

Signature

Signature

Title(s)

Note:  Please sign your name exactly as it appears hereon.  If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title.  When shares are in the names of more than one person, each should sign.